                                                                    EXHIBIT 10.1

1


                                CREDIT AGREEMENT

                            Dated as of June 18, 2001



                                      Among



                            MILLENNIUM AMERICA INC.,
                         as a Borrower and as Guarantor,

                     MILLENNIUM INORGANIC CHEMICALS LIMITED,
                                 as a Borrower,

                        The other BORROWING SUBSIDIARIES
                         from time to time party hereto

                           MILLENNIUM CHEMICALS INC.,
                                  as Guarantor,

                            THE LENDERS PARTY HERETO

                         THE ISSUING BANKS PARTY HERETO


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent


                                       and


                            THE CHASE MANHATTAN BANK,
                  as Administrative Agent and Collateral Agent

2

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                              ARTICLE I Definitions

SECTION 1.01.  Definitions                                                     6
SECTION 1.02.  Accounting Terms                                               26
SECTION 1.03.  Terms Generally.                                               26
SECTION 1.04.  Exchange Rates                                                 26

                              ARTICLE II The Loans


SECTION 2.01.  Commitments                                                    26
SECTION 2.02.  Loans.                                                         27
SECTION 2.03.  Notice of Borrowings.                                          27
SECTION 2.04.  Swingline Loans.                                               28
SECTION 2.05.  Letters of Credit.                                             29
SECTION 2.06.  Funding of Borrowings                                          33
SECTION 2.07.  Conversions and Continuations                                  33
SECTION 2.08.  Fees                                                           34
SECTION 2.09.  Interest on Loans                                              35
SECTION 2.10.  Interest on Overdue Amounts; Alternative Rate of Interest      36
SECTION 2.11.  Repayment of Loans; Evidence of Debt                           37
SECTION 2.12.  Termination and Reduction of Commitments                       37
SECTION 2.13.  Amortization of Term Loans                                     38
SECTION 2.14.  Prepayment of Loans                                            38
SECTION 2.15.  Reserve Requirements; Change in Circumstances                  39
SECTION 2.16.  Change in Legality                                             40
SECTION 2.17.  Indemnity                                                      41
SECTION 2.18.  Payments Generally                                             42
SECTION 2.19.  Pro Rata Treatment                                             42
SECTION 2.20.  Sharing of Setoffs                                             43
SECTION 2.21.  Taxes                                                          43
SECTION 2.22.  Duty to Mitigate; Assignment of Commitments
               Under Certain Circumstances                                    45
SECTION 2.23.  Additional Reserve Costs                                       45
SECTION 2.24.  Borrowing Subsidiaries                                         46

                   ARTICLE III Representations and Warranties


SECTION 3.01.  Organization                                                   46
SECTION 3.02.  Authorization                                                  46
SECTION 3.03.  Absence of Conflicts                                           46
SECTION 3.04.  Governmental Approvals                                         46
SECTION 3.05.  Enforceability                                                 46
SECTION 3.06.  Financial Statements                                           47
SECTION 3.07.  Material Adverse Effect                                        47
SECTION 3.08.  Litigation                                                     47
SECTION 3.09.  Compliance with Laws and Agreements                            47




3

SECTION 3.10.  Federal Reserve Regulations                                    47
SECTION 3.11.  Tax Returns                                                    47
SECTION 3.12.  Employee Benefit Plans                                         48
SECTION 3.13.  No Material Misstatements                                      48
SECTION 3.14.  Investment Company Act; Public Utility Holding Company Act     48
SECTION 3.15.  Subsidiaries                                                   48
SECTION 3.16.  Agreements                                                     48
SECTION 3.17.  Environmental and Safety Matters                               48
SECTION 3.18.  Security Documents                                             49
SECTION 3.19.  Title to Properties                                            49
SECTION 3.20.  Labor Matters                                                  49
SECTION 3.21.  Ranking                                                        49
SECTION 3.22.  Immunities, Etc.                                               49

                        ARTICLE IV Conditions of Lending


SECTION 4.01.  All Borrowings                                                 50
SECTION 4.02.  First Borrowing                                                50
SECTION 4.03.  Credit Events in Respect of Each Borrowing Subsidiary          52

                         ARTICLE V Affirmative Covenants


SECTION 5.01.  Corporate Existence                                            53
SECTION 5.02.  Businesses and Properties                                      53
SECTION 5.03.  Insurance                                                      53
SECTION 5.04.  Taxes                                                          53
SECTION 5.05.  Financial Statements, Reports, etc.                            53
SECTION 5.06.  Litigation and Other Notices                                   54
SECTION 5.07.  ERISA                                                          54
SECTION 5.08.  Access to Premises and Records                                 55
SECTION 5.09.  Use of Proceeds and Letters of Credit                          55
SECTION 5.10.  Covenants Relating to Collateral                               55
SECTION 5.11.  Compliance with Laws                                           56
SECTION 5.12.  Environmental Compliance                                       56

                          ARTICLE VI Negative Covenants


SECTION 6.01.  Liens                                                          57
SECTION 6.02.  Sale and Leaseback Transactions                                58
SECTION 6.03.  Subsidiary Indebtedness and Preferred Stock                    59
SECTION 6.04.  Domestic Account Receivable Securitization Transactions        59
SECTION 6.05.  Consolidations, Mergers, Sales of Assets                       59
SECTION 6.06.  Transactions with Affiliates                                   60
SECTION 6.07.  Limitation on Dividends and Distributions;
                  Certain Payments of Indebtedness                            60
SECTION 6.08.  Dividend Restrictions Affecting Subsidiaries                   60
SECTION 6.09.  Maintenance of Borrowing Subsidiaries as Subsidiaries          61
SECTION 6.10.  Equistar Guarantee                                             61
SECTION 6.11.  Leverage Ratio                                                 61
SECTION 6.12.  Interest Coverage Ratio                                        61

                          ARTICLE VII Events of Default


4

                               ARTICLE VIII Agents



                              ARTICLE IX Guarantee



                             ARTICLE X Miscellaneous


SECTION 10.01.  Notices                                                       68
SECTION 10.02.  No Waivers; Amendments                                        69
SECTION 10.03.  Governing Law; Submission to Jurisdiction                     70
SECTION 10.04.  Expenses; Indemnity                                           71
SECTION 10.05.  Survival of Agreements, Representations and Warranties, etc.  72
SECTION 10.06.  Successors and Assigns                                        73
SECTION 10.07.  Right of Setoff                                               75
SECTION 10.08.  Severability                                                  75
SECTION 10.09.  Cover Page, Table of Contents and Section Headings            75
SECTION 10.10.  Counterparts; Effectiveness                                   75
SECTION 10.11.  WAIVER OF JURY TRIAL.                                         75
SECTION 10.12.  Entire Agreement.                                             76
SECTION 10.13.  Conversion of Currencies                                      76
SECTION 10.14.  Release of Liens                                              76



5

                             Exhibits and Schedules

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Borrowing Request
Exhibit C-1       Form of Opinion of Counsel--C. William Carmean, Esq.
Exhibit C-2       Form of Opinion of Counsel--Fried, Frank, Harris,
                    Shriver & Jacobson
Exhibit C-3       Form of Local Counsel Opinion
Exhibit D         Form of Borrowing Subsidiary Agreement
Exhibit E         Form of Borrowing Subsidiary Termination
Exhibit F         Form of Perfection Certificate
Exhibit G         Form of Indemnity, Subrogation and Contribution Agreement
Exhibit H         Form of Security Agreement
Exhibit I         Form of Pledge Agreement
Exhibit J         Mandatory Costs Rate

Schedule 1.01     Subsidiaries Not Required to Execute Security Agreement
Schedule 2.01     Lenders and Commitments
Schedule 3.15     Subsidiaries
Schedule 10.01    Addresses for Notices

6

                                   CREDIT AGREEMENT dated as of June 18, 2001,
                           among MILLENNIUM AMERICA INC., a Delaware corporation ("Millennium America"); MILLENNIUM INORGANIC CHEMICALS LIMITED, a corporation organized under the laws of England ("MICL"); the other BORROWING SUBSIDIARIES from time to time party hereto; MILLENNIUM CHEMICALS INC., a Delaware corporation ("Millennium"), as Guarantor; the lenders from time to time party hereto, initially consisting of those listed on Schedule 2.01 hereto (the "Lenders"); the Issuing Banks from time to time party hereto; BANK OF AMERICA, N.A., as Syndication Agent; and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent").

                  The Borrowers (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend credit in the form of (a) Term Loans on the Effective Date in an aggregate principal amount not in excess of US$125,000,000 and (b) Revolving Loans at any time and from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of US$175,000,000 minus the LC Exposure and the Swingline Exposure at such time. The Borrowers have also requested the Issuing Banks to issue Letters of Credit in an aggregate stated amount at any time outstanding that will not result in the LC Exposure exceeding US$50,000,000. The proceeds of the Term Loans and Revolving Loans made on the Effective Date, together with the proceeds of the sale and issuance of the Senior Unsecured Notes, will be used to refinance existing Indebtedness. The proceeds of Revolving Loans and Swingline Loans made, and Letters of Credit issued, after the Effective Date will be used for general corporate purposes. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. As used in this Agreement, the capitalized terms in the preamble and the recitals hereto shall have the meanings therein given them, and the following words and terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with Article II.

                  "Administrative Agent" shall mean Chase, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.08(c).

7


                  "Affiliate" shall mean, with respect to any person, any other person which directly or indirectly controls, is under common control with or is controlled by such person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agents" shall mean the Administrative Agent and the Collateral Agent.

                  "Agreement Currency" shall have the meaning assigned to such term in Section 10.13.

                  "Alternate Base Rate" or "ABR" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Chase as its "prime rate." Such rate is a rate set by Chase based upon various factors including Chase's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Chase shall take effect at the opening of business on the day specified in the public announcement of such change. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

                  "Amortization Date" shall mean March 31, June 30, September 30 and December 31 in each year, commencing June 30, 2002 (or, if any such day shall not be a Business Day, the next preceding Business Day).

                  "Applicable Lending Office" shall mean, with respect to each Lender, (a) such Lender's Domestic Lending Office in the case of a Loan denominated in US Dollars or (b) such Lender's (or its Affiliate's) LIBOR Lending Office in the case of a Loan denominated in a Committed Foreign Currency.

                  "Applicable Rate" shall mean, for any day, with respect to any LIBOR or NIBOR Loan or ABR Loan, or with respect to the Facility Fee payable hereunder, as the case may be, the applicable rate per annum set forth under the relevant table below under the caption "LIBOR/NIBOR Margin", "ABR Margin" or "Facility Fee", as the case may be, based upon the Leverage Ratio as of the most recent determination date:

                                 Revolving Loan

----------------------------------------------------------------------------------------------------------
   Category          Leverage Ratio            LIBOR/NIBOR           ABR Margin          Facility Fee
                                                 Margin
----------------------------------------------------------------------------------------------------------
       1        Less than or equal to 2.5         1.000%                   0%               .250%
----------------------------------------------------------------------------------------------------------
       2        Greater than 2.5 and less         1.200%                .200%               .300%
                  than or equal to 3.0
----------------------------------------------------------------------------------------------------------
       3        Greater than 3.0 and less         1.350%                .350%               .400%
                  than or equal to 3.5
----------------------------------------------------------------------------------------------------------
       4        Greater than 3.5 and less         1.500%                .500%               .500%
                  than or equal to 4.0
----------------------------------------------------------------------------------------------------------
       5            Greater than 4.0              2.000%               1.000%               .500%
----------------------------------------------------------------------------------------------------------

8

                                    Term Loan

----------------------------------------------------------------------------------------------------------
   Category               Leverage Ratio                    LIBOR/NIBOR                 ABR Spread
                                                               Margin
----------------------------------------------------------------------------------------------------------
       1            Less than or equal to 3.0                  2.000%                     1.000%
----------------------------------------------------------------------------------------------------------
       2        Greater than 3.0 and less than or              2.250%                     1.250%
                           equal to 3.5
----------------------------------------------------------------------------------------------------------
       3        Greater than 3.5 and less than or              2.500%                     1.500%
                           equal to 4.0
----------------------------------------------------------------------------------------------------------
       4                 Greater than 4.0                      3.000%                     2.000%
----------------------------------------------------------------------------------------------------------


For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Millennium's fiscal year based upon Millennium's consolidated financial statements delivered pursuant to Section 5.05(a) or (b) (or, prior to the initial delivery of financial statements pursuant to Section 5.05(a) or (b), based on Millennium's most recent consolidated financial statements referred to in Section 3.06) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that if Millennium fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.05(a) or (b), the Leverage Ratio shall be deemed to be in Category 5 under the Revolving Loan table and in Category 4 under the Term Loan table during the period from the expiration of the time for delivery of such consolidated financial statements until such consolidated financial statements are delivered.

                  "Asset Sale" shall mean (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction but excluding any sale or transfer to Millennium or any Subsidiary) of any property or asset of Millennium or any Domestic Subsidiary, other than cash or cash equivalents and other than sales, transfers or dispositions of inventory and of worn out or obsolete assets, in each case in the ordinary course of business; or
(b) any issuance and sale by a Domestic Subsidiary of any Equity Interests, other than to Millennium or a Subsidiary.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, in the form of Exhibit A.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" shall mean Millennium America, MICL and any other Borrowing Subsidiary.

                  "Borrowing" shall mean (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of LIBOR Loans or NIBOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.03 or 2.04 as a date on which the relevant Borrower requests Loans to be made hereunder.

                  "Borrowing Minimum" shall mean (a) in the case of a Borrowing denominated in US Dollars, US$10,000,000 and (b) in the case of a Borrowing denominated in any Committed Foreign Currency, the smallest amount of such Committed Foreign Currency that has a US Dollar Equivalent in excess of US$10,000,000.

9

                  "Borrowing Multiple" shall mean (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Committed Foreign Currency, 1,000,000 units of such currency.

                  "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, substantially in the form of Exhibit B.

                  "Borrowing Subsidiaries" shall mean Millennium America, MICL or any other Domestic Subsidiary or, with the prior written approval of the Required Lenders, Foreign Subsidiary designated as a Borrowing Subsidiary by Millennium pursuant to Section 2.24 that has not ceased to be a Borrowing Subsidiary as provided in such Section.

                  "Borrowing Subsidiary Agreement" shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit D.

                  "Borrowing Subsidiary Termination" shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit E.

                  "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of New York on which banks are open for business in New York City; provided, however, that (a) when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro and (c) when used in connection with a NIBOR Loan, the term "Business Day" shall also exclude any day on which the lending offices of the Lender which is the Administrative Agent where its Committed Foreign Currency and exchange operations and Eurodollar funding operations are customarily conducted are closed.

                  "Calculation Date" shall mean (a) the date hereof and the last Business Day of each calendar quarter and (b) at any time when the aggregate amount of the Revolving Exposures exceeds 85% of the aggregate Revolving Commitments, the last Business Day of each two-calendar week period.

                  "Capitalized Lease Obligations" of any person shall mean obligations of such person and its consolidated subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on the consolidated balance sheet of such person; provided that for purposes of this definition, Capitalized Lease Obligations shall be deemed not to include the obligations arising under the Energy Equipment Leasing LLC Equipment Lease dated June 2, 1999, between Energy Equipment Leasing LLC and Millennium Inorganic Chemicals Inc. for equipment located at the Trigen Cogeneration facility at Ashtabula, Ohio in an amount not to exceed $30,000,000.

                  "Cash Management Subsidiary" shall mean a Subsidiary engaged solely in borrowing, lending and investing in Millennium and its Subsidiaries and short-term investment activities in connection with Millennium and its Subsidiaries and that holds no material assets other than cash, cash equivalents and intercompany receivables.

                  "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank with any request, guideline or directive (whether or not having the force of law), in each case of any Governmental Authority made or issued after the date of this Agreement.

10


                  "Change of Control" shall mean either of the following events:
(a) any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Millennium, any trustee or other fiduciary holding securities under any employee benefit plan of Millennium or any company owned, directly or indirectly, by the stockholders of Millennium in substantially the same proportions as their ownership of common stock of Millennium shall become the beneficial owner, directly or indirectly, of securities of Millennium representing 25% or more of the aggregate ordinary voting power of Millennium's then outstanding capital stock; (b) a majority of the seats (other than vacant seats) on the board of directors of Millennium shall be occupied by persons who were neither (i) nominated by the board of directors of Millennium nor (ii) appointed by directors so nominated; or (c) a "change in control" or similar event, however denominated, shall occur under any agreement, instrument or certificate evidencing or governing Indebtedness or preferred stock of Millennium or any Subsidiary in an aggregate principal or stated amount in excess of $50,000,000 and as a result thereof the holders of any such Indebtedness or preferred stock, or a representative acting on their behalf, shall have the right to accelerate or require the prepayment, redemption or repurchase of (or to require Millennium or any Subsidiary to offer to prepay, redeem or repurchase) such Indebtedness or preferred stock.

                  "Chase" shall mean The Chase Manhattan Bank, and its successors.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

                  "Closing Date" shall mean the date of this Agreement.

                  "Collateral" shall mean any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" shall mean Chase, in its capacity as collateral agent for the Lenders.

                  "Collateral Requirement" shall mean, at any time, that the following requirements shall be satisfied as of such time:

                  (a) one or more Pledge Agreements (or supplements thereto) shall have been duly executed and delivered by Millennium and by each Domestic Subsidiary existing at such time and directly owning any outstanding Equity Interests in or any Indebtedness of Millennium or any other Subsidiary (other than Equity Interests in DR Insurance Company or an Excluded Subsidiary), and there shall have been duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the Secured Parties, (A) all the outstanding Equity Interests (other than Equity Interests in DR Insurance Company or Equity Interests in any Excluded Subsidiary or in the Equity Interests in Equistar, which are pledged hereunder only to the extent provided in clause (B) below or in the Equity Interests in the Subsidiary referred to in clause (C) below, which are pledged hereunder only to the extent provided in clause (C) below) owned directly by Millennium or any Domestic Subsidiary, including all the outstanding capital stock of Millennium America, (B) all the outstanding Equity Interests in Equistar owned directly or indirectly by Millennium or any Subsidiary (which pledge shall be limited to the right to receive distributions made by Equistar), (C) all the outstanding Equity Interests in La Porte owned directly or indirectly by Millennium or any Subsidiary (which pledge shall be limited to the right to receive distributions made by La Porte), (D) 65% of the aggregate outstanding Equity Interests (or such lesser percentage as shall be owned by Millennium

11


         and the Domestic Subsidiaries) in each Foreign Subsidiary (other than a foreign Excluded Subsidiary) owned in whole or in part directly by Millennium or any Domestic Subsidiary and (E) all Indebtedness that is owed by Millennium or any Subsidiary to Millennium or any Domestic Subsidiary; and any certificates, promissory notes or other instruments representing the Equity Interests or Indebtedness pledged or subjected to a charge under the Pledge Agreements, accompanied by undated stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent and all other steps required under applicable law or requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

                  (b) the Security Agreement (or a supplement thereto) shall have been duly executed and delivered by Millennium and each Domestic Subsidiary (other than any Excluded Subsidiary and other than the Subsidiaries listed in Schedule 1.01) existing at such time and there shall have been subjected to security interests thereunder securing the Obligations all the Collateral (as defined therein);

                  (c) the Indemnity, Subrogation and Contribution Agreement shall have been duly executed and delivered by Millennium, Millennium America, each Borrowing Subsidiary and each Domestic Subsidiary that shall have executed a Pledge Agreement or the Security Agreement; and

                  (d) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the security interests intended to be created by the Security Documents or to perfect such security interests shall have been filed, registered or recorded or arrangements satisfactory to the Collateral Agent for the filing, registration or recording thereof shall have been made.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets or the obtaining of legal opinions or other documents with respect thereto if and for so long as, in the judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests or obtaining such legal opinions or other documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of pledges or security interests in particular assets or the obtaining of legal opinions or other documents with respect thereto where it determines that perfection cannot be accomplished or such opinions or documents cannot be provided without undue effort or expense by the time or times at which it would otherwise be required by this Agreement.

                  "Commitment" shall mean a Revolving Commitment or a Term Commitment (as the context requires).

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Committed Foreign Currency" shall mean Sterling, Euros and any other currency approved in writing by the Administrative Agent and each Lender which, at the time of such approval, is freely transferable and convertible into US Dollars in the London market and for which, at the time of such approval, LIBO Rates can be determined as provided in the definition of "LIBO Rate".

                  "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Millennium in its consolidated financial statements as of such date.

12


                  "Credit Event" shall mean a Borrowing (including any Swingline Borrowing or any Borrowing resulting from the conversion or continuation of Loans pursuant to Section 2.07) or an issuance, amendment, renewal or extension of a Letter of Credit.

                  "Default" shall mean any event or condition which with the giving of notice or lapse of time or both would constitute an Event of Default.

                  "Designated Letter of Credit" shall mean, collectively, one or more letters of credit made available to Millennium or any Subsidiary by one or more financial institutions (which may include Lenders) under one or more separate letter of credit facilities; provided that (a) any such letter of credit shall be a "Designated Letter of Credit" only if (i) such letter of credit shall have been designated as such in a notice delivered by Millennium to the Administrative Agent together with a copy of the executed definitive documentation related to such letter of credit and (ii) the aggregate face amount of and unreimbursed drawings under such letter of credit and any other letter of credit outstanding or any drawing under which remains unreimbursed at the time of such designation and previously so designated shall not exceed US$50,000,000, and (b) if the amount of any such letter of credit shall be increased after it shall have been designated pursuant to clause (a), the amount of such increase shall be deemed a new letter of credit and shall be a Designated Letter of Credit only if the requirements of clause (a) shall be satisfied as to it.

                  "Designated Letter of Credit Obligations" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Designated Letters of Credit outstanding at such time plus (b) the aggregate amount of all disbursements made by the financial institutions issuing Designated Letters of Credit that have not yet been reimbursed by or on behalf of Millennium or Millennium America, as the case may be.

                  "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender (or an Affiliate of such Lender) specified as its "Domestic Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the Closing Date, in the Assignment and Acceptance executed by such person, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its "Domestic Lending Office" by notice to Millennium and the Administrative Agent.

                  "Domestic Subsidiary" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "EBITDA" shall mean, with respect to Millennium and its Subsidiaries for any period, the sum of (a) Operating Income, (b) amortization, depreciation and depletion and (c) non-cash compensation expense (including deferred compensation expense), all determined on a consolidated basis, and (d) solely for purposes of determining compliance with Sections 6.11 and 6.12, but not for any other purpose, up to $30,000,000 of nonrecurring charges booked after the date hereof in connection with plant closures and severance expenses.

                  "Effective Date" shall mean the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02).

                  "EMU Legislation" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "Environmental and Safety Laws" shall have the meaning assigned to such term in Section 3.17.

13


                  "Equistar" shall mean Equistar Chemicals, LP, a Delaware limited partnership of which Millennium LP is a limited partner and Millennium GP is a general partner.

                  "Equistar Credit Agreement" shall mean the Credit Agreement dated as of November 25, 1997, as Amended and Restated as of February 5, 1999, and as amended as of March 27, 2001, and as further amended from time to time, among Equistar; Millennium America, as Guarantor; the lenders party thereto; Bank of America, N.A., as servicing agent, documentation agent and administrative agent; and The Chase Manhattan Bank, as syndication agent and administrative agent.

                  "Equistar Guarantee" shall mean, collectively, (a) the guarantee of collection by Millennium America or by its subsidiaries of the principal amount of Indebtedness under the Equistar Credit Agreement and other amounts, including interest, that have accrued with respect thereto and (b) any guarantee of collection, on terms (including the conditions required to be satisfied before any claim may be made by the beneficiaries thereof) not less favorable to Millennium America or its subsidiaries than those of the guarantee referred to in the preceding clause (a), of the principal amount of any Indebtedness refinancing or replacing the Indebtedness referred to in such clause (a) and other amounts, including interest, that have accrued with respect thereto; provided that the aggregate outstanding principal amount of all Indebtedness guaranteed under the Equistar Guarantee shall in no event exceed $750,000,000.

                  "Equistar Limited Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement dated as of May 15, 1998, as amended by the First Amendment dated as of June 30, 1998, and the Second Amendment dated February 16, 1999, by and among Lyondell GP, Millennium GP, Lyondell LP, Millennium LP Occidental GP, Occidental LP1, Occidental LP2 and New Oxy GP, and as further amended, supplemented or otherwise modified from time to time.

                  "Equistar Parent Agreement" shall have the meaning assigned to it in the Equistar Limited Partnership Agreement.

                  "Equity Interests" shall mean any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights to acquire any such equity ownership interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.

                  "Euro" or "E" shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Event of Default" shall have the meaning specified in Article VII.

                  "Exchange Rate" shall mean, with respect to any Committed Foreign Currency on a particular date, the rate at which such Committed Foreign Currency may be exchanged into US Dollars, as set forth on such date on the applicable Reuters currency page. In the event that such rate does not appear on any such Reuters currency page, the Exchange Rate with respect to such Committed Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Millennium, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Lender which is the Administrative

14

Agent in the market where its Committed Foreign Currency exchange operations in respect of such Committed Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of US Dollars with such Committed Foreign Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Subsidiary" shall mean any Subsidiaries that do not, individually or in the aggregate, (a) own any assets or engage in any operations (other than insignificant assets and operations) or (b) own any Equity Interests in or Indebtedness of Millennium or any other Subsidiary (other than Equity Interests in another Excluded Subsidiary).

                  "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or, in the case of any Lender or Issuing Bank, in which it has an office or in which it is engaged in a trade or business (other than solely the business of performing its obligations under this Agreement; (b) any branch profits taxes imposed by the United States of America (or any political subdivision thereof) or any similar tax imposed by any other jurisdiction (or any political subdivision thereof) described in clause (a) above; (c) in the case of a Lender (other than a purchaser of a participation pursuant to Section 2.21 or an assignee pursuant to a request by a Borrower under Section 2.22), any withholding tax that is imposed (i) by the United States of America (or any political subdivision thereof) on payments by any Borrower organized in such jurisdiction to such Lender's Applicable Lending Office or (ii) in the case of a Revolving Lender, by the United Kingdom (or any political subdivision therein) on payments by any Borrower organized in such jurisdiction to such Lender's Applicable Lending Office, in either case to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new Applicable Lending Office designated by such Lender and is in effect and would apply at the time such Applicable Lending Office is designated, except to the extent that such Lender (or its assignor, if any) shall have been entitled, at the time it designated such new Applicable Lending Office, to receive additional amounts with respect to any withholding tax pursuant to Section 2.21(a); and (d) any withholding tax that is attributable to such Lender's failure to comply with
Section 2.21(e).

                  "Existing Credit Agreement" shall mean the Credit Agreement dated as of July 26, 1996, as amended, among Millennium, Millennium America, certain borrowing subsidiaries, certain lenders, The Chase Manhattan Bank, as documentation agent, and Bank of America, N.A., as administrative agent.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.08(a).

                  "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Percentage" shall mean the percentage set forth in the definition of "Applicable Rate" appearing under the "Facility Fee" column.

15


                  "Fees" shall mean the Facility Fee, the LC Participation Fee, the Issuing Bank Fees and the Administrative Fees.

                  "Financial Officer" of any person shall mean the chief financial officer, the treasurer or the principal accounting officer of such person.

                  "Fiscal Quarter" shall mean any fiscal quarter of Millennium.

                  "Fiscal Year" shall mean any fiscal year of Millennium.

                  "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee", when used with respect to Millennium America, Millennium or any Subsidiary, shall not include any of the foregoing guarantee obligations with respect to Indebtedness of any person (i) to the extent of any reserves maintained with respect thereto on the books of Millennium America, Millennium or any Subsidiary in accordance with GAAP or (ii) in the event such person shall have been a Subsidiary or an Affiliate of Millennium America, Millennium or any Subsidiary at the time any such guarantee obligation was incurred, to the extent of any Offsetting Guarantee/Indemnity of any person reasonably expected to be able to perform its obligations thereunder in effect with respect to such guarantee obligation; and provided, further, that the term "Guarantee", when used with respect to Millennium or any of its Subsidiaries, shall exclude guarantees of up to $12,000,000 in aggregate principal amount of loans made by third party lenders to officers and directors of Millennium or any of its Subsidiaries to enable them to acquire common stock of Millennium or any of its Subsidiaries pursuant to an employee stock ownership plan.

                  "Guarantors" shall mean Millennium and Millennium America.

                  "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate hedging or currency exchange rate hedging or commodity price hedging arrangement.

                  "Illegality" shall have the meaning assigned to such term in
Section 2.16(a).

                  "Indebtedness" of any person shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations), (b) all obligations of such person

16

evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such person under any conditional sale or other title retention agreement relating to property purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to providers of goods or services incurred in the ordinary course of business and paid when due), (e) all Capitalized Lease Obligations of such person, (f) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed and (g) all Guarantees of such person, excluding, at any time when Millennium shall directly or indirectly own the interest owned by it on the date hereof in Equistar, the Equistar Guarantee (it being agreed that Millennium America may cause any of its subsidiaries, other than, so long as the Indenture remains in effect and such assumption would result in material adverse consequences to the Lenders or Millennium America, any Restricted Subsidiary as defined in the Indenture, to assume its obligations under the Equistar Guarantee).

                  "Indemnified Taxes" shall mean Taxes other than Excluded
Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit G hereto.

                  "Indenture" shall mean the indenture for Millennium America's 7% Senior Notes due November 15, 2006 and 7-5/8% Senior Debentures due November 15, 2026.

                  "Indenture Basket" shall mean, at any date, an amount equal to
(a) 15% of Consolidated Net Tangible Assets minus (b) the sum of (i) the aggregate outstanding principal amount of the Term Loans as of such date and
(ii) the aggregate amount of (A) all other Debt of Millennium America and Restricted Subsidiaries secured by Liens on Restricted Properties, (B) all Sale and Lease-Back Transactions of Millennium America and Restricted Subsidiaries and (C) all other Funded Debt of Restricted Subsidiaries that have been incurred in reliance on the baskets set forth in Sections 1007, 1008 and 1009 of the Indenture, in each case determined as provided in the Indenture as of such date. Capitalized terms used in this definition and not defined elsewhere in this Agreement are used with the meanings assigned to them in the Indenture.

                  "Interest Coverage Ratio" shall mean the ratio of EBITDA to Net Interest Expense for Millennium and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Interest Payment Date" shall mean (a) with respect to any Loan (other than a Swingline Loan), the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Loan or a NIBOR Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any repayment or prepayment of such Loan or continuation or conversion of such Loan with or to a Loan of a different Type, and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or such other periods, including 9 and 12 months, as the applicable Borrower and all the Lenders may agree at the time of the Borrowing), as the applicable Borrower may elect, (b) as to any NIBOR Borrowing, the period commencing

17

on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending (1) on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, or 6 months thereafter as the applicable Borrower may elect or (2) as determined by the Administrative Agent, on the corresponding day of the week that is within one week or two weeks thereafter, as the applicable Borrower may elect and (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the next succeeding March 31, June 30, September 30 or December 31 or, if earlier, the date of prepayment or conversion of such Borrowing; provided, however, that (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans or NIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period with respect to any Loan shall end later than the Revolving Maturity Date or the Term Maturity Date, as applicable, and (iii) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Issuing Bank" shall mean, at any time, Chase and each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j), each in its capacity as the issuer of any Letter of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Issuing Bank Agreement" shall have the meaning assigned to such term in Section 2.05(j).

                  "Issuing Bank Fee" shall have the meaning assigned to such term in Section 2.08(b).

                  "Judgment Currency" shall have the meaning assigned to such term in Section 10.13.

                  "LAG Methanol" shall mean LAG Methanol Corporation, a Delaware corporation that serves as a general partner and a limited partner of La Porte.

                  "La Porte" shall mean the La Porte Methanol Company, L.P., a Delaware limited partnership of which Millennium Methanol GP Inc. is a general partner and Millennium Methanol LP Inc. is a limited partner.

                  "La Porte Methanol Limited Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement dated January 1999, by and between Millennium Methanol LP Inc., Millennium Methanol GP Inc. and LAG Methanol, as further amended, supplemented or otherwise modified from time to time.

                  "La Porte Methanol Parent Agreement" shall have the meaning assigned to it in the La Porte Methanol Limited Partnership Agreement.

                  "LC Commitment" shall mean, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

                  "LC Disbursement" shall mean a payment made by any Issuing Bank pursuant to a Letter of Credit.

18


                  "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

                  "LC Participation Fee" shall have the meaning assigned to such term in Section 2.08(b).

                  "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" shall mean the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" shall mean a letter of credit issued by the Issuing Bank for the account of a Borrower pursuant to Section 2.05.

                  "Leverage Ratio" shall mean, at any time, the ratio of (a) Total Indebtedness at such time to (b) EBITDA for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.05(a) or (b) (or, prior to the delivery of the first such financial statements, for the period of four fiscal quarters ended March 31,
2001), all as determined on a consolidated basis in accordance with GAAP.

                  "LIBO Rate" shall mean, with respect to any Borrowing comprised of LIBOR Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the rate at which deposits in the currency of such Borrowing approximately equal in principal amount to the LIBOR Loan of the Lender which is the Administrative Agent and for a maturity comparable to the applicable Interest Period are offered in immediately available funds to such Lender in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

                  "LIBOR Lending Office" shall mean, with respect to each Lender, the office of such Lender (or an Affiliate of such Lender) which such Lender has designated as its "LIBOR Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the Closing Date, in the Assignment and Acceptance executed by such person, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its "LIBOR Lending Office" by notice to Millennium and the Administrative Agent.

                  "LIBOR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to

19

such asset or (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" shall mean a Swingline Loan, Revolving Loan or a Term Loan, whether made as a LIBOR Loan, a NIBOR Loan or an ABR Loan, as permitted hereby.

                  "Loan Documents" shall mean (a) this Agreement, (b) each Borrowing Subsidiary Agreement, (c) the Security Agreement, (d) each Pledge Agreement, (e) the Indemnity, Subrogation and Contribution Agreement, (f) each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing and (g) each promissory note issued to evidence Loans made hereunder.

                  "Loan Parties" shall mean the Borrowers, Millennium and each Subsidiary that is a party to any Loan Document.

                  "Loans" shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Lyondell" shall mean Lyondell Chemical Company, a Delaware corporation and a partner in Equistar.

                  "Lyondell GP" shall mean Lyondell Chemical G.P. Inc., the wholly owned subsidiary of Lyondell that serves as one of the general partners of Equistar.

                  "Lyondell LP" shall mean Lyondell Petrochemical L.P. Inc., the wholly owned subsidiary of Lyondell that serves as one of the limited partners of Equistar.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Material Adverse Effect" shall mean an event or condition (including, without limitation, any event or condition relating to Equistar known to the officers of Millennium America or Millennium) that has resulted or could reasonably be expected to result in (a) a materially adverse change in the business, assets, operations or financial condition of Millennium and its Subsidiaries (including Millennium's Equity Interest in Equistar) taken as a whole, (b) material impairment of the ability of Millennium, Millennium America and the other Borrowing Subsidiaries taken as a whole to perform their obligations under any Loan Document or (c) material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document.

                  "Material Subsidiary" shall mean (a) each of Millennium Inorganic Chemicals Inc., Millennium Inorganic Chemicals Limited, Millennium Petrochemicals Inc. and Millennium Specialty Chemicals Inc., (b) each other Subsidiary other than Subsidiaries that, individually or in the aggregate, do not account for more than 10% of the assets, or more than 12% of the revenues for the four fiscal quarters most recently ended, of Millennium and its Subsidiaries on a consolidated basis, (c) any Subsidiary that directly or indirectly owns a Material Subsidiary and (d) each Borrowing Subsidiary; provided that the term "Material Subsidiary" shall exclude any Cash Management Subsidiary.

                  "MICL" shall mean Millennium Inorganic Chemicals Limited, a corporation organized under the laws of England and an indirect, wholly owned subsidiary of Millennium.

                  "Millennium" shall mean Millennium Chemicals Inc., a Delaware corporation.

                  "Millennium America" shall mean Millennium America Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Millennium.

20


                  "Millennium GP" shall mean Millennium Petrochemicals GP LLC, the indirect, wholly owned Subsidiary of Millennium America that serves as one of the general partners of Equistar.

                  "Millennium LP" shall mean Millennium Petrochemicals LP LLC, the indirect, wholly owned Subsidiary of Millennium America that serves as one of the limited partners of Equistar.

                  "Millennium Methanol GP Inc." shall mean Millennium Methanol GP Inc., a Delaware corporation and the indirect, wholly owned Subsidiary of Millennium America that serves as one of the general partners of La Porte.

                  "Millennium Methanol LP Inc." shall mean Millennium Methanol LP Inc., a Delaware corporation and the indirect, wholly owned Subsidiary of Millennium America that serves as one of the limited partners of La Porte.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) received in connection therewith, net of, without duplication, (i) selling expenses (including reasonable broker's fees or commissions, legal fees and other professional fees and expenses, transfer and similar taxes and Millennium's good faith estimate of income taxes paid or payable on gains recognized or to be recognized by reason of such Asset Sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment or taxes or other related liabilities associated with such Asset Sale (provided; that, to the extent and at the time any such amounts are released from such reserve, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual liability payable shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset) and (iv) in the case of any Asset Sale involving the assets of or equity Interests in any non-wholly owned Subsidiary, any amount of such cash proceeds that must be paid to any holder (other than Millennium or another Subsidiary) of Equity Interests in such Subsidiary; provided, however, that, if
(x) Millennium shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth such Borrower's intent to reinvest up to US$2,500,000 of such proceeds in capital assets of a kind then used or usable in the business of such Borrower and its Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used by the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds.

                  "New Oxy GP" shall mean Occidental Petrochemical Partner GP, Inc., a Delaware corporation.

                  "Net Interest Expense" shall mean, with respect to Millennium and its Subsidiaries for any period, (a) the interest expense of Millennium and its Subsidiaries, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii)

21

the portion of any Capitalized Lease Obligation allocable to interest expense, less (b) (i) the amortization of any discounts relating to retiree health benefits of Millennium and its Subsidiaries for such period and (ii) the amount of interest income of Millennium and its Subsidiaries for such period, in each case determined on a consolidated basis. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Millennium and its Subsidiaries with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

                  "NIBO Rate" shall mean, with respect to any Borrowing comprised of NIBOR Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the interest rate at which US Dollar deposits approximately equal in principal amount to the NIBOR Loan of the Lender which is the Administrative Agent for which the NIBO Rate is being determined and for a maturity equal to the applicable Interest Period are offered in immediately available funds to such Lender at the Eurodollar lending offices where its Committed Foreign Currency and exchange operations and Eurodollar funding operations are customarily conducted in the international interbank market at approximately 10:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

                  "NIBOR Borrowing" shall mean a Borrowing comprised of NIBOR Loans.

                  "NIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the NIBO Rate in accordance with the provisions of
Article II.

                  "Obligations" shall mean the obligations of the Borrowers and the Guarantors under this Agreement or any other Loan Document (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified from time to time) with respect to the due and punctual payment, whether at maturity, by acceleration or otherwise, of (i) the principal amount of and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and obligations to provide cash collateral, (iii) all other monetary obligations of the Borrowers and the Guarantors, whether for fees, costs, expenses, indemnification or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (iv) the due and punctual payment of all obligations of the Borrowers under each Hedging Agreement (A) entered into prior to the date hereof with a counterparty that is a Lender (or an Affiliate of a Lender) on the date hereof or (B) entered into on or after the date hereof with a counterparty that is a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement is entered into.

                  "Occidental GP" shall mean PDG Chemical Inc., a Delaware corporation.

                  "Occidental LP1" shall mean Occidental Petrochemical Partner 1, Inc., a Delaware corporation.

                  "Occidental LP2" shall mean Occidental Petrochemical Partner 2, Inc., a Delaware corporation.

                  "Offsetting Guarantee/Indemnity" shall mean any agreement by any person to guarantee, indemnify, reimburse or otherwise hold harmless Millennium America, Millennium or any Subsidiary, as the case may be, against any liability incurred in connection with any assurance provided by Millennium America, Millennium or any Subsidiary for the payment of any Indebtedness of another person.

22


                  "Operating Income" shall mean with respect to Millennium and its Consolidated Subsidiaries for any period the aggregate net income (or deficit) of Millennium and its Consolidated Subsidiaries for such period equal to operating revenues and other operating income less, to the extent included in operating revenues or income, the aggregate for Millennium and its Consolidated Subsidiaries of (i) operating expenses, (ii) selling, administrative and general expenses, (iii) depreciation, depletion and amortization of properties and (iv) any other items that are treated as expenses under GAAP, determined on a consolidated basis.

                  "Other Taxes" shall mean any and all present or future recording, stamp or documentary taxes or any other excise, transfer, sales or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto.

                  "Perfection Certificate" shall mean a certificate in the form of Exhibit F or any other form approved by the Collateral Agent.

                  "person" shall mean any natural person, judicial entity, corporation, division of a corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code with respect to which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" shall mean (a) a Pledge Agreement substantially in the form of Exhibit I hereto among Millennium, Millennium America, the Domestic Subsidiaries required from time to time to be party thereto under the definition of "Collateral Requirement" and the Collateral Agent and (b) in connection with pledges of shares of or other equity interests in Foreign Subsidiaries, other pledge agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

                  "Preferred Stock" of any person shall mean capital stock of such person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock of any other class of such person.

                  "Projections" shall mean all financial projections and other forward-looking or cautionary statements concerning Millennium America, Millennium and their subsidiaries.

                  "Qualified Receivables Transaction" shall have the meaning assigned to it in the Senior Unsecured Notes Indenture.

                  "Receivables Entity" shall have the meaning assigned to it in the Senior Unsecured Notes Indenture.

                  "Register" shall have the meaning assigned to such term in
Section 10.06(f).

23

                  "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).
                  "Required Lenders" shall mean, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Reset Date" shall have the meaning assigned to such term in
Section 1.04(a).

                  "Responsible Officer" of any person shall mean the chairman of the board of directors, the president, the treasurer, any assistant treasurer, any vice president, the chief financial officer, the principal accounting officer, the secretary or any assistant secretary of such person.

                  "Revolving Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Commitment" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender set forth on Schedule 2.01 (or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment) to make Revolving Loans pursuant to Section 2.01(b), as such commitment may be (a) reduced from time to time pursuant to
Section 2.12 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The aggregate amount of the Revolving Commitments on the date hereof is US$175,000,000.

                  "Revolving Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the amounts of such Lender's outstanding Revolving Loans, (b) such Lender's Swingline Exposure and (c) such Lender's LC Exposure, in each case at such time.

                  "Revolving Lender" shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Revolving Exposure.

                  "Revolving Loan" shall mean a Loan made by a Revolving Lender pursuant to Section 2.01(b). Each Revolving Loan denominated in US Dollars shall be a LIBOR Loan, a NIBOR Loan or an ABR Loan, and each Revolving Loan denominated in a Committed Foreign Currency shall be a LIBOR loan.

                  "Revolving Maturity Date" shall mean the fifth anniversary of the Closing Date.

                  "Revolving Percentage" shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitment represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

24


                  "SEC" shall mean the Securities and Exchange Commission.

                  "Secured Parties" shall mean the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, the Swingline Lender, each other person to which any of the Obligations is owed and each holder from time to time of Designated Letter of Credit Obligations.

                  "Securitization Transaction" shall mean any transaction in which a Foreign Subsidiary sells or otherwise transfers accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of Millennium America or Millennium. The aggregate amount outstanding under a Securitization Transaction at any time shall be deemed to equal (a) the aggregate amount of accounts receivable that have been sold as part of such Securitization Transaction minus (b) the aggregate amount of such sold accounts receivable that have been collected or written off.

                  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit H hereto.

                  "Security Documents" shall mean the Security Agreement, the Pledge Agreements, the Indemnity, Contribution and Subrogation Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10.

                  "Senior Unsecured Notes" shall mean the Senior Unsecured Notes due 2008 issued June 18, 2001 by Millennium America under the Senior Unsecured
Note Indenture.

                  "Senior Unsecured Note Indenture" shall mean the indenture dated as of June 18, 2001, between Millennium America and The Bank of New York, as trustee.

                  "Sterling" or 'L' shall mean the lawful money of the United Kingdom.

                  "Subsidiary" shall mean any subsidiary of Millennium.

                  "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, beneficially owned by the parent, by one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" shall mean Chase, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" shall mean a Loan made pursuant to Section
2.04. Each Swingline Loan shall be an ABR Loan or a Loan bearing interest at another rate agreed upon in writing by the applicable Borrower and the Swingline Lender at the time such Loan is made as contemplated in Section 2.02(b).

                  "Syndication Agent" shall mean Bank of America, N.A.

25


                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Borrowing" shall mean a Borrowing comprised of Term
Loans.

                  "Term Commitment" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender set forth on Schedule 2.01 (or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment) to make a Term Loan pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.12 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Term Commitments is US$125,000,000.

                  "Term Lender" shall mean a Lender with a Term Commitment or an outstanding Term Loan.

                  "Term Loan" shall mean a Loan made pursuant to Section
2.01(a).

                  "Term Maturity Date" shall mean the fifth anniversary of the Closing Date.

                  "Total Indebtedness" shall mean, as to Millennium and its Consolidated Subsidiaries, all Indebtedness of Millennium and its Consolidated Subsidiaries; provided that solely for purposes of determining compliance with
Section 6.11, but not for any other purpose, Total Indebtedness at any time will be reduced by the aggregate amount of cash and cash equivalents held by Millennium and its Consolidated Subsidiaries at such time.

                  "Transactions" shall mean the issuance and sale of the Senior Unsecured Notes, the repayments of Indebtedness under and termination of the Existing Credit Agreement, the execution, delivery and performance of the Loan Documents, the Borrowings and the issuances of Letters of Credit hereunder, the creation of Liens provided for in the Security Documents and the other transactions contemplated hereby.

                  "Transferee" shall have the meaning assigned to such term in
Section 2.21.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the NIBO Rate and the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "US Dollar Equivalent" shall mean, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and
(b) with respect to any amount in any Committed Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to
Section 1.04 using the Exchange Rate with respect to such Committed Foreign Currency at the time in effect under the provisions of such Section.

                  "US Dollars" or "US$" refers to lawful money of the United States of America.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

26



                  SECTION 1.02. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Millennium notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Millennium that the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.03. Terms Generally. Except where the context requires otherwise, the definitions in Section 1.01 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement.

                  SECTION 1.04. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Committed Foreign Currency and (ii) give notice thereof to the Revolving Lenders. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and such Committed Foreign Currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the Revolving Exposure (after giving effect to any Revolving Loans to be made or repaid on such date) and (ii) notify the Revolving Lenders and Millennium of the results of such determination.


                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a Term Loan to Millennium America on the Effective Date in US Dollars in an amount equal to such Term Lender's Term Commitment. Amounts repaid in respect of Term Loans may not be reborrowed.

                  (b) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in US Dollars and Committed Foreign Currencies in amounts that will not result in (i) such Lender's Revolving Exposure (computed as if the US Dollar Equivalent of each Revolving Loan denominated in a Committed Foreign Currency were equal to 105% of the actual US Dollar Equivalent of such Loan) exceeding its Revolving Commitment or
(ii) the aggregate Revolving Exposures (computed as provided in the foregoing clause (i)) exceeding the aggregate Revolving Commitments.

27


                  (c) Within the foregoing limits, and subject to the terms and conditions set forth herein, any Borrower may borrow, repay, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Loans. (a) Each Term Loan and each Revolving Loan shall be made as part of a Borrowing consisting of Loans made ratably by the Lenders in accordance with their respective Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender).

                  (b) Each Term Borrowing and each Revolving Borrowing denominated in US Dollars shall be comprised entirely of LIBOR Loans, NIBOR Loans or ABR Loans; each Revolving Borrowing denominated in a Committed Foreign Currency shall be comprised entirely of LIBOR Loans; and each Swingline Loan shall be an ABR Loan or a Loan bearing interest at another rate agreed upon in writing by the applicable Borrower and the Swingline Lender at the time such Loan is made. Each Lender may at its option make any LIBOR Loan or NIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; provided further, that if the designation of any such foreign branch or Affiliate shall result in any costs or reductions which would not otherwise have been applicable and for which such Lender would, but for this proviso, be entitled to request compensation under Section 2.15 or Section 2.23(b), such Lender shall not be entitled to request such compensation unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it. Borrowings of more than one Type may be outstanding under either Class of Commitments at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in an aggregate of more than 15 separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16, 2.17, 2.21 and 2.23 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR or NIBOR Borrowing, such Borrowing shall be (i) in the case of a Revolving Borrowing or Term Borrowing, in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) in the case of a Swingline Loan, in an aggregate principal amount that is an integral multiple of US$500,000 and not less than US$1,000,000; provided that the Loans comprising an ABR Revolving Borrowing may be in an aggregate principal amount that is equal to the remaining unused amount of the Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Notice of Borrowings. (a) In order to request a Borrowing, the applicable Borrower shall give written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) to the Administrative Agent in the form of Exhibit B (i) in the case of a LIBOR Borrowing denominated in US Dollars or a NIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, (ii) in

28



the case of a LIBOR Borrowing denominated in a Committed Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before a proposed Borrowing and (iii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.

                  (b) Any Borrowing Request shall be irrevocable and shall refer to this Agreement and specify the following information in compliance with
Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

                  (ii) the Borrower submitting such Borrowing Request;

                  (iii) the Class, currency and aggregate principal amount of the requested Borrowing;

                  (iv) the date of the requested Borrowing, which shall be a Business Day;

                  (v) in the case of a Term Borrowing or a Revolving Borrowing denominated in US Dollars, whether the requested Borrowing is to be a LIBOR Borrowing, a NIBOR Borrowing or an ABR Borrowing;

                  (vi) in the case of a LIBOR Borrowing or a NIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vii) the location and number of the Borrower's account to which funds are to be credited, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested LIBOR or NIBOR Revolving Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. If no election as to the Type of a requested Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Committed Foreign Currency, a LIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR or NIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$25,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested

29


Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to an account of the Borrower maintained with the Swingline Lender or another account requested by such Borrower and agreed to by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans denominated in US Dollars made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify each Borrower of any participations in any Swingline Loan of such Borrower acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof. Notwithstanding any other provision of this Agreement, each Swingline Loan in which participations have been acquired as provided in this paragraph shall, on and at all times after the delivery of the applicable notice pursuant to the first sentence of this paragraph, be an ABR Loan.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in US Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.









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30


                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit to such Issuing Bank a letter of credit application on a form agreed upon by the Borrower and such Issuing Bank in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$50,000,000, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and no Issuing Bank shall have Letters of Credit outstanding in an aggregate amount in excess of such Issuing Bank's LC Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to








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31


the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then required to be made to the applicable Issuing Bank in respect thereof and such Lender's Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of such payment then due, in the same manner as provided in Section 2.06 with respect to Loans in US Dollars made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrowers' obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or any Issuing Bank, or any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept









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32



and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Resignation or Removal of Issuing Banks. Any Issuing Bank may resign at any time by giving 90 days' prior written notice to the Administrative Agent, the Revolving Tranche Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Issuing Bank, the Administrative Agent and the Revolving Lenders. At the time such removal or resignation shall become effective, the Borrower shall pay all fees accrued for the account of such Issuing Bank pursuant to Section 2.09(b)(ii) and not yet paid. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent and the Revolving Lenders designate one or more Lenders as additional Issuing Banks. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an "Issuing Bank Agreement"), which shall be in a form satisfactory to the Borrower and the Administrative Agent, shall set forth the LC Commitment and Issuing Bank Fees of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to include such Lender in its capacity as an Issuing Bank.

                  (k) Cash Collateralization. If the Commitments shall be terminated and the maturity of any outstanding Loans accelerated pursuant to
Article VII, the applicable Borrowers shall promptly deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of the date of such termination and acceleration plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such









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33



deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure, be applied to satisfy other obligations of the Borrowers under this Agreement.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained by the Administrative Agent or to another account specified by such Borrower and acceptable to the Administrative Agent in New York, New York; provided that Swingline Loans shall be made as provided in Section 2.04 and ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank; provided further, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (x) the Federal Funds Rate (in the case of a Borrowing in US Dollars), or (y) such other rate as shall customarily be employed for the settlement of errors between banks (in the case of a Borrowing in a Committed Foreign Currency). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Conversions and Continuations. The applicable Borrower shall have the right at any time upon prior irrevocable telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Administrative Agent (i) before 10:00 a.m., New York City time, on the day of conversion, to convert any LIBOR Borrowing or NIBOR Borrowing denominated in US Dollars into an ABR Borrowing, (ii) before 11:00 a.m., New York City time, three Business Days prior to conversion, to convert any ABR Borrowing into a LIBOR Borrowing or a NIBOR Borrowing, (iii) before 11:00 a.m., New York City time, three Business Days (in the case of a Borrowing denominated in US Dollars), or four Business Days (in the case of a Borrowing denominated in a Committed Foreign Currency), prior to conversion, to convert the Interest Period with respect to any LIBOR Borrowing or NIBOR Borrowing to another permissible Interest Period and (iv) before 11:00 a.m., New York City time, three Business Days (in the case of a Borrowing denominated in US Dollars), or four Business Days (in the case of a Borrowing denominated in a Committed Foreign Currency), prior to continuation, to continue any LIBOR Borrowing or NIBOR Borrowing into a subsequent Interest Period, subject, in each case, to the following:





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34



                  (a) if fewer than all the Loans comprising any Borrowing are to be converted or continued, such conversion or continuation shall be made pro rata among the Lenders in accordance with the respective Loans of such Lenders that are part of such Borrowing immediately prior to such conversion or continuation;

                  (b) in the case of a conversion or continuation of fewer than all the Loans comprising any Borrowing, the aggregate principal amount of Loans converted or continued shall be an amount that would be a permitted Borrowing amount for Loans of the same Type under Section 2.02(c);

                  (c) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the applicable Borrower at the time of conversion or continuation;

                  (d) if any LIBOR Loan or NIBOR Loan is converted at a time other than the end of an Interest Period applicable thereto, the applicable Borrower shall pay any increased costs associated therewith pursuant to Section 2.17; and

                  (e) no portion of a Loan may be converted into or continued as a LIBOR Loan or a NIBOR Loan with an Interest Period ending after the Revolving Maturity Date or the Term Maturity Date, as applicable; any portion of a LIBOR Loan or NIBOR Loan denominated in US Dollars for which the shortest available Interest Period would extend beyond such date shall be automatically converted at the end of the Interest Period at the time in effect into an ABR Loan, and any portion of a Loan denominated in a Committed Foreign Currency for which the shortest available Interest Period would extend beyond such date shall be prepaid at the end of the Interest Period currently in effect with respect thereto.

                  The Interest Period applicable to any LIBOR Loan or NIBOR Loan resulting from a conversion or continuation of a Loan shall be specified by the applicable Borrower in the irrevocable notice of conversion or continuation delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a LIBOR Loan or a NIBOR Loan. If the applicable Borrower shall not have given timely notice to continue any Loan into a subsequent Interest Period (and shall not otherwise have given timely notice to convert such Loan), such Loan shall, subject to clauses (c), (d), and (e) above, automatically be continued into a new Interest Period, which shall be of one month's duration in the case of a LIBOR Loan or a NIBOR Loan. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  SECTION 2.08. Fees. (a) Millennium America agrees to pay to the Administrative Agent, in US Dollars, for the account of the office (or Affiliate) of each Revolving Lender from which such Revolving Lender would make Revolving Loans in US Dollars hereunder (which office or Affiliate shall be specified by each Revolving Lender in a notice delivered to the Administrative Agent prior to the initial payment to such Revolving Lender under this paragraph), a facility fee (the "Facility Fee"), which shall accrue at the Fee Percentage on the daily aggregate amount of the Revolving Commitment of such Revolving Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Revolving Lender's Revolving Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any








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35


Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year (commencing on the first such date to occur after the date hereof), on each date on which the Revolving Commitments terminate and on the Revolving Maturity Date; provided that any facility fees accruing after the Revolving Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Millennium America agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (the "LC Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate appearing in the column captioned "LIBOR/NIBOR Margin" in the table in the definition of such term and used in determining interest on LIBOR or NIBOR Revolving Loans, on the average daily amount of such Revolving Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Millennium America and the applicable Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder (the fees referred to in this clause (ii) being collectively called the "Issuing Bank Fees"). Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on each such date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) Millennium America agrees to pay to the Administrative Agent, for its own account, agent, arrangement and administrative fees (the "Administrative Fees") at the times and in the amounts agreed upon in the fee letter agreement dated May 11, 2001, between Millennium America and the Administrative Agent.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for distribution, if and as appropriate, among the Revolving Lenders, or to the applicable Issuing Bank, as the case may be. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Section 2.10, ABR Loans (including Swingline Loans that are ABR Loans) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the prime rate of Chase and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate appearing in the column captioned "ABR Margin" in the table in the definition of "Applicable Rate". Interest on each ABR Loan shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

36


                  (b) Subject to the provisions of Section 2.10, each LIBOR Loan and each NIBOR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of a LIBOR Loan denominated in Sterling, 365 days) at a rate per annum equal to the LIBO Rate or NIBO Rate, as the case may be, for the Interest Period in effect for such Loan plus the Applicable Rate appearing in the column captioned "LIBOR/NIBOR Margin" in the table in the definition of "Applicable Rate". Interest on each LIBOR Loan and each NIBOR Loan shall be payable on each applicable Interest Payment Date. The LIBO Rate or NIBO Rate, as applicable, for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the applicable Borrowers and each applicable Lender of such determination.

                  (c) Subject to the provisions of Section 2.10, each Swingline Loan that is not an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days unless otherwise agreed by the applicable Borrower and the Swingline Lender) at the rate per annum agreed upon by the applicable Borrower and the Swingline Lender as contemplated by
Section 2.02(b). Interest on each Swingline Loan that is not an ABR Loan shall be payable on each applicable Interest Payment Date.

                  (d) Interest on each Loan shall accrue from and including the date on which such Loan is made to but excluding the date such Loan is repaid, unless the date of repayment is the same as the date such Loan is made and the amount repaid is not reborrowed on such date, in which case such date shall be included.

                  SECTION 2.10. Interest on Overdue Amounts; Alternative Rate of Interest. (a) If any Borrower shall default in the payment of the principal of or interest on any Loan or any Fees or other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.09(a)) equal to (i) in the case of the principal of any Loan, the rate otherwise applicable to such Loan plus 2% per annum and (ii) in the case of any other amount, the Alternate Base Rate plus 2% per annum.

                  (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing or NIBOR Borrowing the Administrative Agent shall have determined that deposits in the applicable currency in the requested principal amounts of the LIBOR Loans or NIBOR Loans, as applicable, are not generally available in the London interbank market or the international interbank market, as applicable, to Lenders representing a majority of the Commitments pursuant to which such Loans are to be made, or that reasonable means do not exist for ascertaining the LIBO Rate or the NIBO Rate or that the rate at which such deposits in the applicable currency are being offered will not adequately and fairly reflect the cost to Lenders representing a majority of the Commitments pursuant to which such Loans are to be made of making such LIBOR Loans or NIBOR Loans, as applicable, during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and any request by any Borrower for a LIBOR Borrowing in any affected currency or a NIBOR Borrowing shall, until the circumstances giving rise to such notice no longer exist, (i) if such notice relates to a Revolving Borrowing denominated in US Dollars, be deemed a request for an ABR Borrowing; provided, however, that such Borrower may withdraw any such request prior to the making of any such ABR Borrowing or (ii) otherwise, be of no force or effect (and such Borrowing, if already outstanding, shall be prepaid at the end of the Interest Period currently in effect therefor). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

37

                  SECTION 2.11. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees as to Loans made to it that (i) the outstanding principal balance of each Revolving Loan shall be payable on the Revolving Maturity Date and (ii) the outstanding principal balance of each Swingline Loan shall be payable on the earlier of the Revolving Maturity Date and the fifth day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Class and Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Loan Party and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request a promissory note or notes evidencing the Loans made by it hereunder to any Borrower, such Borrower shall deliver such a note or notes, satisfactory to the Administrative Agent, payable to such Lender and its registered assigns, and the interests represented by such note or notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.06) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

                  SECTION 2.12. Termination and Reduction of Commitments. (a) Unless previously terminated, the Term Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall permanently terminate on the Revolving Maturity Date.

                  (b) Upon at least four Business Days' prior irrevocable written or telecopy notice to the Administrative Agent (a copy of which the Administrative Agent shall promptly provide to each Lender), Millennium America may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; provided, however, that (i) each partial reduction of the Commitments of any Class shall be in an integral multiple of US$1,000,000 and in a minimum principal amount of US$10,000,000 and
(ii) no such termination or reduction shall be made if after giving effect thereto the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

                  (c) Each reduction in the Commitments of any Class hereunder shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class. Millennium America shall pay to the Administrative Agent for the accounts of the applicable Lenders, on the date of each termination or reduction of any Commitments, the

38

Facility Fee on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  SECTION 2.13. Amortization of Term Loans. (a) On each Amortization Date the Borrowers shall repay the Term Borrowings in an amount equal to the percentage set forth below opposite the year in which such Amortization Date occurs of the aggregate amount of Term Loans made on the Effective Date:

                            Year                                        Quarterly Payment
                            ----                                        -----------------
July 1, 2001 through September 29, 2002                                         0%
September 30, 2002 through September 29, 2003                                 1.25%
September 30, 2003 through September 29, 2004                                 1.25%
September 30, 2004 through September 29, 2005                                 1.25%
September 30, 2005 through the Term Loan Maturity Date                        21.25%

                  (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

                  (c) Any prepayment of the Term Borrowings shall be applied to reduce ratably the subsequent scheduled repayments of Term Borrowings to be made pursuant to this Section.

                  (d) Prior to any repayment of any Term Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  (e) To the extent not previously paid, all Revolving Loans shall be due and payable on the Revolving Maturity Date.

                  (f) All repayments pursuant to this Section 2.13 shall be subject to Section 2.17, but otherwise without premium or penalty.

                  SECTION 2.14. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Administrative Agent (which shall promptly provide a copy to each applicable Lender): (i) before 11:00 a.m., New York City time, four Business Days prior to prepayment, in the case of a LIBOR Borrowing or NIBOR Borrowing and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of an ABR Borrowing; provided, however, that each such partial prepayment of principal shall be in a minimum principal amount equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple.

                  (b) In the event and on each occasion that the aggregate Revolving Exposures (computed as if the US Dollar Equivalent of each Revolving Loan denominated in a Committed Foreign Currency were equal to 105% of the actual US Dollar Equivalent of such Loan) shall exceed the aggregate Revolving Commitments, then (i) on each day that is the last day of an Interest Period for any LIBOR or NIBOR Revolving Borrowing, and (ii) on each other date in the event ABR Revolving Borrowings or Swingline Loans shall be outstanding, the applicable Borrowers shall prepay such Revolving Borrowings or Swingline Loans, as the case may be, in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause
(i) or (ii), as applicable. The Administrative Agent shall

39

promptly notify Millennium America in the event it determines that any prepayment is required under this paragraph. In the event and on each occasion that the aggregate Revolving Exposures (computed on the basis of the actual US Dollar Equivalent of each Revolving Loan denominated in a Committed Foreign Currency) shall exceed the aggregate Revolving Commitments, then the Borrowers shall, within five Business Days, prepay Revolving Borrowings or Swingline Loans in an amount sufficient to eliminate such excess (after giving effect to any other prepayment of Loans on such day).

                  (c) In the event and on each occasion that Millennium or any Domestic Subsidiary shall complete any Asset Sale at a time when the Leverage Ratio, determined as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), shall be equal to or greater than 3.75 to 1.00, Millennium America shall, not later than the third Business Day following any receipt by Millennium or any Subsidiary of Net Cash Proceeds with respect to such Asset Sale, prepay outstanding Term Loans in an amount equal to 50% of such Net Cash Proceeds.

                  (d) All prepayments under this Section shall be subject to
Section 2.17 but otherwise without premium or penalty. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  SECTION 2.15. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein (but subject to paragraph (d) below and Section 2.21), if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank of the principal of or interest on any LIBOR Loan or NIBOR Loan made by such Lender, any LC Disbursement or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or such Issuing Bank or shall impose on such Lender or Issuing Bank, or the London interbank market or the international interbank market for deposits of the applicable currency any other condition affecting this Agreement or LIBOR Loans or NIBOR Loans made by such Lender or Letters of Credit issued by such Issuing Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any such Loan or issuing or maintaining any letter of credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender or such Issuing Bank to be material, then the applicable Borrower (or, if such cost or reduction shall not be attributable to a particular Loan or Loans, Millennium America), will pay to such Lender or such Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

                  (b) Subject to Section 2.22, if any Lender or any Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or any Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or promulgated after the date hereof by any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any,

40

as a consequence of its obligations under this Agreement or the Loans made by such Lender or such Issuing Bank's pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Issuing Bank's guidelines with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time Millennium America shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of each Lender or each Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender (or its participating banks or other entities pursuant to Section 10.06) or such Issuing Bank as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to Millennium America and shall be conclusive absent manifest error. Except as provided in paragraph (d) below, the applicable Borrowers or Millennium America, as the case may be, shall pay each Lender or each Issuing Bank the amount shown as due on any such certificate delivered by such Lender or such Issuing Bank within 30 days after receipt of the same. Each Lender or each Issuing Bank shall submit such a certificate no more often than monthly; provided, however, that certificates with respect to amounts due with respect to identifiable Loans may be submitted at the ends of such Loans' Interest Periods.

                  (d) Failure on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or such Issuing Bank's rights with respect to any period to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such period or any other period; provided, however, that no Lender or Issuing Bank shall be entitled to compensation under this Section for any costs incurred or reductions suffered with respect to any date unless it shall have notified Millennium America or Millennium that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender or any Issuing Bank shall receive as a refund any moneys from any source that it has listed on the certificate provided pursuant to (c) above as an increased cost, to the extent that the applicable Borrower or Millennium America, as the case may be, has previously paid such increased cost to such Lender or such Issuing Bank's, such Lender or such Issuing Bank shall promptly forward such refund to such Borrower or Millennium America without interest.

                  SECTION 2.16. Change in Legality. (a) Notwithstanding anything to the contrary herein contained (but subject to Section 2.21), if after the date of this Agreement any change in any law or regulation or in the interpretation thereof or any new law, regulation or interpretation by any Governmental Authority charged with the administration or interpretation thereof or any judgment, order or directive of any competent court, tribunal or authority shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any LIBOR Loan or NIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan or NIBOR Loan or shall limit the convertibility into US Dollars of any Committed Foreign Currency in which any Loan shall be denominated or make such conversion commercially impracticable (collectively, an "Illegality"), then, by written notice to Millennium America or Millennium and to the Administrative Agent, such Lender, so long as such Illegality continues to exist:

                  (i) may declare that LIBOR Loans, NIBOR Loans or Loans in any affected Committed Foreign Currency, as applicable, will not thereafter be made by such Lender

41

         hereunder, whereupon any request by any Borrower for a LIBOR Borrowing, a NIBOR Borrowing or a Borrowing in such Committed Foreign Currency, as applicable, (x) shall, as to such Lender only, be deemed a request for an ABR Borrowing denominated in US Dollars or (y) at the option of such Borrower, shall be withdrawn as to such Lender prior to the time for making such Borrowing; and

                  (ii) shall promptly enter into negotiations with the applicable Borrower and negotiate in good faith to agree to a solution to such Illegality; provided, however, that if such an agreement has not been reached by the date at which such change in law is given effect with respect to the outstanding LIBOR Loans, NIBOR Loans or Loans in the affected Committed Foreign Currency of such Lender, such Borrower shall immediately prepay the affected Loans.

In the event any Lender shall exercise its rights under (i) above with respect to Loans in any affected Committed Foreign Currency, all payments and prepayments in respect of the ABR Loans made by such Lender shall thereafter be made in US Dollars.

                  (b) For purposes of this Section, a notice by a Lender shall be effective as to each Loan, if lawful, on the last day of the then current Interest Period with respect thereto; provided, however, that such notice shall be effective on the date of receipt if there are no outstanding LIBOR Loans, NIBOR Loans or Loans in the affected Committed Foreign Currency; provided further, that if it is not lawful for such Lender to maintain any Loan in its current form until the end of the Interest Period applicable thereto, then the notice shall be effective upon receipt.

                  (c) Each Lender which has delivered a notice of Illegality pursuant to paragraph (a) above agrees that it will notify Millennium America or Millennium as soon as practicable if the conditions giving rise to the Illegality cease to exist.

                  SECTION 2.17. Indemnity. Each Borrower agrees, severally and not jointly, to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any payment, prepayment or conversion of a LIBOR Loan or NIBOR Loan made to it required by any provision of this Agreement or otherwise made, or any transfer of any such Loan or interest therein pursuant to Section 2.22(b), on a date other than the last day of the applicable Interest Period (including any Interest Period resulting from the automatic continuation of any Loan as provided in the antepenultimate sentence of Section 2.07), (b) any default in payment or prepayment of the principal amount of any Loan made to it or any part thereof or interest accrued thereon, as and when due and payable (whether at scheduled maturity, by notice of prepayment, acceleration or otherwise), (c) the occurrence of any Event of Default, including any loss sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or any part thereof as a LIBOR Loan or NIBOR Loan, (d) any failure by such Borrower to fulfill on the date of any Borrowing by it hereunder the applicable conditions set forth in Article IV or (e) any failure of such Borrower to borrow or to convert or continue any Loan made to it hereunder after irrevocable notice of such borrowing, conversion or continuation shall have been given. Such loss or expense shall be the difference as reasonably determined by such Lender between (x) an amount equal to the principal amount of such LIBOR Loan or NIBOR Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued multiplied by a percentage per annum (computed on the basis of a 360-day year and actual days remaining for the balance of the Interest Period applicable, or which would have been applicable, to such LIBOR Loan or NIBOR Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued) equal to the greater of (i) the LIBO Rate or NIBO Rate applicable to such Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued or (ii) such Lender's cost of obtaining the funds for such LIBOR Loan or NIBOR Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued, but in the case of LIBOR Loans or NIBOR Loans, not in excess of the

42

LIBO Rate or NIBO Rate applicable to such Loan plus 1/16th of 1% per annum, and
(y) any lesser amount that would be realized by such Lender in reemploying the funds received in payment, prepayment, conversion or transfer or as a result of the failure to borrow, convert or continue during the period from the date of such payment, prepayment, conversion or transfer or failure to borrow, convert or continue to the end of the applicable Interest Period at the interest rate that would apply to an interest period of approximately such duration. Any such Lender shall provide to the applicable Borrower a statement explaining the amount of any such loss or expense, which statement shall, in the absence of manifest error, be conclusive.

                  SECTION 2.18. Payments Generally. (a) Each Borrower shall make each payment required to be made by it hereunder, in immediately available funds, without set-off or counterclaim, (i) in the case of payments relating to any Loan denominated in US Dollars, to the Loan and Agency Services Group of the Administrative Agent at its office at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (Account No. 323224288, ABA No. 021000021) not later than 11:00 a.m., New York City time, on the date due, (ii) in the case of any amount denominated in Euros, to the Administrative Agent at its office at 9 Thomas More Street, London, E1W 9YT (Account No. 6001600037 held with Chase Manhattan Bank AG, Frankfurt), not later than 11:00 a.m., Frankfurt time, on the date due,
(iii) in the case of any amount denominated in Sterling, to the Administrative Agent at its office at 9 Thomas More Street, London, E1W 9YT (Account No. 36254290) not later than 11:00 a.m., London time, on the date due, and (iv) in the case of any amount denominated in a Committed Foreign Currency other than Euros and Sterling, to the Administrative Agent at the address specified by the Administrative Agent to such account and at such time as it shall from time to time specify on the date due, or, in any such case, at such other address and account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrowers and to the applicable Lenders; provided that payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.17,
Section 2.21, Section 2.23 and Section 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity or payment under Section 2.17 in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. Any amount payable by the Administrative Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

                  SECTION 2.19. Pro Rata Treatment. Each payment of Facility Fees and LC Participation Fees and each reduction of the Commitments of a Class shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments. Except as required under Section 2.16, each payment or prepayment of principal of any Borrowing and each continuation or conversion of any Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Each payment of interest on any Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be

43

made hereunder, the Administrative Agent may, in its discretion, round each Lender's portion of such Borrowing to the next higher or lower whole unit amount of the applicable currency.

                  SECTION 2.20. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or participations in LC Disbursements or Swingline Loans as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements or Swingline Loans shall be proportionately less than the unpaid principal portion of the Loans and participations in LC Disbursements or Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the applicable Loans or participations in LC Disbursements or Swingline Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans of each Class and participations in LC Disbursements or Swingline Loans and participations in the foregoing held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans of such Class and participations in LC Disbursements or Swingline Loans then outstanding as the principal amount of its Loans of such Class and participations in LC Disbursements or Swingline Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans and participations in LC Disbursements or Swingline Loans outstanding prior to such exercise of such banker's lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant other than Millennium, any Borrower, any Subsidiary or any Affiliate thereof. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan, LC Disbursement or Swingline Loan made to it and deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to or acquired a participation in an LC Disbursement or Swingline Loan of such Borrower in the amount of such participation.

                  SECTION 2.21. Taxes. (a) Except as required by law, any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Issuing Bank or the applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, each Issuing Bank, or such

44

Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Millennium America by a Lender, Issuing Bank or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) In the case of a Lender (or Transferee) which is organized outside the jurisdiction in which any Borrower to which it makes a Loan is located, (i) such Lender (or Transferee) shall so notify such Borrower and the Administrative Agent and shall also notify such Borrower and the Administrative Agent of any change in its funding office and shall in each case timely deliver to such Borrower and the Administrative Agent, to the extent it is qualified to do so under applicable law, such properly completed and executed certificates, documents or other evidence as are required by applicable law to establish that payments hereunder are not subject to withholding tax (or subject to a reduced rate of tax) by any Governmental Authority of the jurisdiction in which such Borrower is located; provided that no Lender shall be required to deliver any such documentation or evidence with respect to an exemption from or reduction of withholding taxes imposed under the law of a jurisdiction other than an Initial Jurisdiction unless the applicable Borrower shall notify it of the availability of such exemption or reduction and shall request the delivery of such documentation; (ii) each Lender (or Transferee) agrees to take such steps (including a change in its relevant funding office) as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention (including, if legally available, furnishing a certificate or document) to obtain an exemption from, or reduction (to the lowest applicable rate) of, Indemnified Taxes and Other Taxes, except to the extent that taking such a step would be materially disadvantageous to such Lender (or Transferee); and (iii) in the case of any Borrower located in an Initial Jurisdiction, unless such Borrower and the Administrative Agent have received documents reasonably satisfactory to them indicating that payments hereunder are not subject to withholding tax pursuant to the laws of the relevant Initial Jurisdiction or any relevant treaty, such Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (f) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the applicable Borrower of the availability of such refund and shall, within 10 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from any Loan Party under this Section, it shall promptly repay such refund (including any penalties or interest received with respect thereto) to such Loan Party, net of all out-of-pocket expenses of such Lender, provided that such Loan Party, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund.

                  (g) The term "Lender", as used in this Section, shall include any transferee or assignee of a Lender, including a participation holder (any such Person being called a "Transferee"). The term "Initial Jurisdiction", as used in this Section, shall mean the United





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45

States of America (and, in the case of Revolving Loans and Borrowings and payments related thereto, the United Kingdom) and any political subdivision thereof, as the case may be.

                  SECTION 2.22. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.15 or Section 2.23(b) or exercising its rights under Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Millennium or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.15 2.16 or 2.23(b), or any Borrower shall be required to make additional payments to any Lender under Section 2.21, Millennium shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 10.06(b)), upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.06) all its interests, rights and obligations hereunder to another financial institution approved by the Administrative Agent and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender (which approval shall not be unreasonably withheld) which shall assume such obligations; provided, however, that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or Millennium shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and its participants in LC Disbursements and Swingline Loans, and all other amounts accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Section 2.15, 2.21 or 2.23(b), if any).

                  SECTION 2.23. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's LIBOR Loans in any Committed Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit J hereto.

                  (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Mandatory Costs Rate) in respect of any of such Lender's LIBOR Loans in any Committed Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's LIBOR Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

                  (c) Any additional interest owed pursuant to paragraph (a) or
(b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

46

                  SECTION 2.24. Borrowing Subsidiaries. Millennium may designate any Domestic Subsidiary (and, with the prior written approval of the Required Lenders, any Foreign Subsidiary) as a Borrowing Subsidiary by delivery to the Administrative Agent (which shall deliver to each Lender a copy thereof) of a Borrowing Subsidiary Agreement executed by such Subsidiary, Millennium and Millennium America, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary until Millennium and Millennium America shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder and no Borrowing Subsidiary Termination will in any event become effective as to Millennium America.


                                   ARTICLE III

                         Representations and Warranties

                  As of the Closing Date Millennium, with respect to itself, each Borrowing Subsidiary and each of its Material Subsidiaries, represents and warrants to each of the Lenders, in each case as follows:

                  SECTION 3.01. Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified and is in good standing and is authorized to do business in every jurisdiction where such qualification or authorization is required, except where the failure so to qualify would not result in a Material Adverse Effect.

                  SECTION 3.02. Authorization. It has the corporate power and authority to carry out the Transactions (insofar as they relate to it), and the Transactions have been duly and validly authorized by all necessary corporate proceedings on its part.

                  SECTION 3.03. Absence of Conflicts. The Transactions will not
(a) violate (i) any provision of law, statute, rule or regulation (including Regulation U or X) or its certificate or articles of incorporation or its by-laws or (ii) any order of any court, or any law, rule, regulation or order of any other agency of government binding upon it, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any indenture, agreement or other instrument to which it is a party, or by which it or any of its properties or assets are or may be bound, or (c) result in or require the creation or imposition of any Lien upon any of its material property or assets other than to secure Obligations as provided under the Loan Documents, except to the extent that such conflicts or Liens would not result in a Material Adverse Effect or otherwise affect in any material respect the rights or interests of the Lenders under the Loan Documents.

                  SECTION 3.04. Governmental Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the Transactions, other than any which have been made or obtained or the failure to obtain, give, file or take which would not result in a Material Adverse Effect.

                  SECTION 3.05. Enforceability. This Agreement constitutes, and each other Loan Document when executed and delivered by it will constitute, its legal, valid and binding obligation, enforceable in accordance with the terms hereof and thereof, except as such

47

enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application from time to time affecting the rights of creditors generally.

                  SECTION 3.06. Financial Statements. Millennium has heretofore furnished to the Lenders (a) the audited balance sheet of Millennium and the Consolidated Subsidiaries as of December 31, 2000, and the related statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, and (b) the unaudited balance sheet of Millennium and the Consolidated Subsidiaries as of March 31, 2001, and the related statements of income, shareholders' equity and cash flows for the Fiscal Quarter then ended, certified by a Financial Officer of Millennium, and all such financial statements fairly present, in conformity with GAAP, the consolidated financial position of Millennium and the Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods.

                  SECTION 3.07. Material Adverse Effect. Since December 31, 2000, there has not occurred any Material Adverse Effect or, to the best knowledge of the officers of Millennium or Millennium America, any materially adverse change in the business, assets, operations or financial condition of Equistar.

                  SECTION 3.08. Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries or the businesses, assets or rights of it or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

                  SECTION 3.09. Compliance with Laws and Agreements. (a) None of it, any of its Subsidiaries or, to the knowledge of the officers of Millennium America or Millennium, Equistar, is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

                  (b) None of it, any of its Subsidiaries or, to the knowledge of the officers of Millennium America or Millennium, Equistar, is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, which default would result in a Material Adverse Effect.

                  SECTION 3.10. Federal Reserve Regulations. (a) Neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of the Loans has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the Regulations of the Board, including, without limitation, Regulation U or X thereof. Not more than 25% of the assets subject to the restrictions of Section
6.01 will at any time consist of Margin Stock.

                  SECTION 3.11. Tax Returns. It, its Subsidiaries and, to the knowledge of the officers of Millennium America and Millennium, Equistar have filed or caused to be filed all Federal, state, local and foreign tax returns which to their knowledge are required to be filed by them or on their behalf, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by them, except where the failure to do so would not result in a Material Adverse Effect.





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48

                  SECTION 3.12. Employee Benefit Plans. (a) It and its ERISA Affiliates are in compliance in all material respects with those provisions of ERISA and the regulations and published interpretations thereunder which are applicable to it, except where noncompliance would not result in a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan that would result in a Material Adverse Effect, and no unfunded liabilities exist under all of the Plans in the aggregate that would result in a Material Adverse Effect.

                  (b) Neither it nor any ERISA Affiliate has incurred any Withdrawal Liability that materially and adversely affects the financial condition of it and its Subsidiaries taken as a whole or that materially and adversely impairs its ability to perform its obligations under this Agreement or any other Loan Document. Neither it nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or is likely to result in an increase in the contributions required to be made to such Multiemployer Plan that would result in a Material Adverse Effect.

                  SECTION 3.13. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of it to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or included herein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

                  SECTION 3.14. Investment Company Act; Public Utility Holding Company Act. Neither it nor any of its Subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither it nor any of its Subsidiaries is subject to regulation as a "holding company" under the Public Utility Holding Company Act of 1935.

                  SECTION 3.15. Subsidiaries. At the date hereof, except as set forth in Schedule 3.15, all the issued and outstanding shares of capital stock or the partnership or other equity interests, as the case may be, of each of its Subsidiaries and, to the knowledge of the officers of Millennium and Millennium America, Equistar have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by it free and clear of all Liens whatsoever, and there are no options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any of the Subsidiaries to issue, deliver or sell additional shares of capital stock of any class or any securities convertible into or exchangeable for any such capital stock or any additional partnership or other equity interests.

                  SECTION 3.16. Agreements. Neither it nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that (a) will have the effect of prohibiting or restraining, or will impose adverse conditions upon, any of the transactions contemplated hereby or the payment of dividends or the making of any loans, investments or transfers by any such Subsidiary to or in it or (b) has resulted or would result in a Material Adverse Effect.

                  SECTION 3.17. Environmental and Safety Matters. It and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to the environment or to protection of the environment or to employee health and safety ("Environmental and Safety Laws") except for violations that either alone or in the aggregate would not result in a Material Adverse Effect. Neither it nor any of its Subsidiaries manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants referred to in or regulated by

49

Environmental and Safety Laws, in violation of such Environmental and Safety Laws where such violation would result, individually or together with other violations, in a Material Adverse Effect. To the best of its knowledge, neither it nor any of its Subsidiaries has any liabilities or contingent liabilities relating to environmental or employee health and safety matters which, individually or in the aggregate, would result in a Material Adverse Effect.

                  SECTION 3.18. Security Documents. (a) The Pledge Agreements, when executed and delivered by the parties thereto, will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable security interests in the Collateral (as defined in the Pledge Agreements), and when such Collateral is delivered to the Collateral Agent, the Pledge Agreements will constitute fully perfected first priority Liens on and security interests in all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

                  (b) The Security Agreement, when executed and delivered by the parties thereto, will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), and when financing statements in appropriate form are filed in the appropriate public offices, the Security Agreement will constitute a fully perfected (to the extent perfection may be achieved by filings of financing statements or similar filings in public offices) Lien on and security interest in all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than as to Liens expressly permitted by Section 6.01.

                  (c) On the Effective Date, after giving effect to the Transactions, and on the date of each Credit Event, the Collateral Requirement will have been satisfied.

                  SECTION 3.19. Title to Properties. It and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material assets and properties, except for such assets and properties as are no longer being used or useful in the conduct of its businesses or have been disposed of in the ordinary course of business and except for defects in title and exceptions to leasehold interests that either alone or in the aggregate would not result in a Material Adverse Effect. All such material assets and properties are free and clear of all mortgages, pledges, liens, charges, security interests and other encumbrances other than those permitted by Section 6.01.

                  SECTION 3.20. Labor Matters. The hours worked and payments made to its employees and the employees of each of its Subsidiaries have not been in violation in any respect of the Fair Labor Standards Act or any other applicable law dealing with such matters except for violations that either alone or in the aggregate would not result in any Material Adverse Effect.

                  SECTION 3.21. Ranking. The Obligations for which it is liable as a Borrower or Guarantor will rank equally (except insofar as the Obligations are secured) with all of its senior, unsecured indebtedness, whether now existing or hereafter created.

                  SECTION 3.22. Immunities, Etc. Each Borrowing Subsidiary is subject to civil and commercial law with respect to its obligations under this Agreement, and the execution, delivery and performance by such Borrowing Subsidiary of the applicable Borrowing Subsidiary Agreement and this Agreement constitute and will constitute private and commercial acts rather than public or governmental acts. Each Borrowing Subsidiary has validly given its consent to be sued in respect of its obligations under the Borrowing Subsidiary Agreement and this Agreement. Each Borrowing Subsidiary has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or

50

otherwise) under the laws of the jurisdiction of its incorporation in respect of its Obligations under the Borrowing Subsidiary Agreement and this Agreement. The waiver by such Borrowing Subsidiary described in the immediately preceding sentence is legal, valid and binding on such Borrowing Subsidiary.


                                   ARTICLE IV

                              Conditions of Lending

                  SECTION 4.01. All Borrowings. On the date of each Credit Event, the obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder shall be subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.03, 2.04 or 2.05 as applicable.

                  (b) The representations and warranties set forth in Article III (except in the case of a Borrowing that does not increase the aggregate principal amount of Loans of any Lender outstanding) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall have received a certificate of a Financial Officer of Millennium certifying and setting forth in reasonable detail computations demonstrating that after giving effect to the requested Borrowing, the aggregate amount of the US Dollar Equivalents of the outstanding Revolving Loans and Swingline Loans will not exceed the Indenture Basket.

Each Credit Event shall be deemed to constitute a representation and warranty on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) above by Millennium and, as to itself only, by any applicable Borrowing Subsidiary.

                  SECTION 4.02. First Borrowing. The obligations of the Lenders to make the initial Loans and of the Issuing Banks to issue the initial Letters of Credit hereunder shall be subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a certificate dated the Effective Date and signed by a Financial Officer of Millennium America, confirming compliance with the conditions precedent set forth in paragraphs (b), (c) and (d) of Section 4.01.

                  (b) The Administrative Agent shall have received for the benefit of each Lender a signed copy of the favorable written opinion of (i) C. William Carmean, Vice President--Legal of Millennium America and counsel for Millennium, (ii) Fried, Frank, Harris, Shriver & Jacobson, counsel for Millennium America and Millennium and (iii) local counsel in each jurisdiction in which any material Foreign Subsidiary whose Equity Interests are to be pledged under the Pledge Agreements is located, each dated the Effective Date and addressed to the Lenders and substantially in the forms set forth in Exhibits C-1, C-2 and C-3 respectively, and satisfactory to Cravath, Swaine & Moore, counsel for the Administrative Agent.





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51

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, as amended through the Effective Date, of each of Millennium America, Millennium, MICL and the other Loan Parties, certified by the relevant Secretary of State as of a recent date; (ii) a certificate of the Secretary or an Assistant Secretary of each such corporation dated the Effective Date and certifying (A)(1) that attached thereto is a true and complete copy of the by-laws of such corporation, as in effect on the date of such certificate and (2) that the certificate or articles of incorporation of such corporation have not been amended since the date of the certification thereto furnished pursuant to clause (i) above and (3) as to the incumbency and specimen signature of each officer of such corporation executing this Agreement, the other Loan Documents or any other instrument or document delivered in connection herewith and a certification by another officer of such Loan Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii), and (B) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of such corporation authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the Transactions and that said resolutions have not been amended or revoked and are in full force and effect on the date of such certificate; and (iii) such other documents as the Administrative Agent or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received counterparts of this Agreement which, when taken together, bear the signatures of all the parties hereto.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date as provided in the fee letter agreement dated May 11, 2001, between Millennium America and the Administrative Agent, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

                  (f) The Administrative Agent shall have received copies of the Senior Unsecured Note Indenture, certified by a Financial Officer as complete and correct.

                  (g) The issuance and sale of the Senior Unsecured Notes shall have been, or shall simultaneously with the initial borrowing under this Agreement be, completed and Millennium America shall have received gross cash proceeds of not less than $200,000,000 therefrom.

                  (h) The Collateral Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of Millennium America, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.01 or have been released.

                  (i) All legal matters incidental to this Agreement and the borrowings hereunder shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (j) The commitments of the lenders under the Existing Credit Agreement shall have been terminated and the principal of and interest on all loans and all other obligations accrued or owing thereunder shall have been, or shall simultaneously with the initial Credit Event hereunder be, paid in full.





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52

                  SECTION 4.03. Credit Events in Respect of Each Borrowing Subsidiary. The obligations of the Lenders to make the initial Loans to or for the account of each Borrowing Subsidiary (other than Millennium America and MICL) are subject to the satisfaction of the following additional conditions:

                  (a) The Administrative Agent shall have received a copy of a Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary, Millennium, Millennium America and the Administrative Agent.

                  (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, (A) dated the date of the applicable Borrowing Subsidiary Agreement, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters as the Administrative Agent shall reasonably request.

                  (c) All legal matters incidental to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of such Borrowing Subsidiary, certified by the Secretary of State of the state of its organization as of a recent date (or similar documentation with respect to any foreign Borrowing Subsidiary); (ii) a certificate of the Secretary or an Assistant Secretary of such Borrowing Subsidiary dated the date of the applicable Borrowing Subsidiary Agreement and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrowing Subsidiary as in effect on the date of such Agreement and at all times since a date prior to the date of the resolutions of such Borrowing Subsidiary described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or the appropriate duly authorized committee thereof), of such Borrowing Subsidiary authorizing the execution, delivery and performance of such Borrowing Subsidiary Agreement and all other Loan Documents to which such Borrowing Subsidiary is a party and the borrowings hereunder by such Borrowing Subsidiary, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or similar documentation with respect to any foreign Borrowing Subsidiary) of such Borrowing Subsidiary have not been amended since the date of certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Borrowing Subsidiary executing such Borrowing Subsidiary Agreement, any other Loan Document or any other document delivered in connection herewith or therewith; and (iii) such other documents as the Administrative Agent or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (e) The Administrative Agent shall have received a certificate, dated the date of the applicable Borrowing Subsidiary Agreement and signed by a Financial Officer of Millennium, confirming
         (i) that the representations and warranties set forth in Article III are true and correct in all material respects on the date of such Borrowing Subsidiary Agreement and (ii) compliance with the conditions precedent set forth in paragraphs (c) and (d) of Section 4.01.

53


                                    ARTICLE V

                              Affirmative Covenants

                  Millennium covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees, any reimbursement obligations in respect of LC Disbursements or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Borrowing Subsidiaries and each other Material Subsidiary to:

                  SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.05.

                  SECTION 5.02. Businesses and Properties. Except as otherwise permitted by Section 6.05, at all times (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and (b) maintain, preserve and protect all property material to the conduct of such business.

                  SECTION 5.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, as is customary with companies similarly situated and in the same or similar business, and (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; provided, however, that nothing in this Section shall preclude Millennium or any Subsidiary from being self-insured (to the extent customary with companies similarly situated in the same or similar business).

                  SECTION 5.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof, unless and to the extent that any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and adequate reserves are being maintained with respect thereto in accordance with GAAP.

                  SECTION 5.05. Financial Statements, Reports, etc. With respect to Millennium, furnish to each of the Lenders:

                  (a) Within 95 days after the end of each Fiscal Year of Millennium, audited financial statements (which shall include a balance sheet and income statement, as well as statements of stockholders' equity and cash flows) showing the financial condition and results of operations of Millennium and its Consolidated Subsidiaries as of the end of and for such fiscal year, reported on by independent public accountants of recognized standing acceptable to the Required Lenders and in a form reasonably acceptable to the Required Lenders.

                  (b) Within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Millennium, unaudited financial statements (which shall include a balance sheet and income statement, as well as statements of stockholders' equity and cash flow) showing the financial condition and results of operations of Millennium and its Consolidated Subsidiaries as of the end of and for such fiscal quarter, certified by the chief financial officer of Millennium as presenting fairly the financial position and results of operations of Millennium and its

54

Consolidated Subsidiaries and as having been prepared in accordance with GAAP, subject to normal year-end adjustments.

                  (c) Promptly after the same shall have been filed or furnished as described below, copies of such registration statements (other than registration statements on Form S-8 or any similar or successor form), annual, periodic and other reports and proxy statements, as shall be filed by Millennium, any Borrower or any Subsidiary with the SEC pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules promulgated thereunder.

                  (d) Concurrently with (a) and (b) above, a certificate of a Financial Officer of Millennium (i) certifying compliance, as of the dates of the financial statements being furnished at such time and for the periods then ended, with the covenants set forth in Sections 6.01, 6.02 and 6.03, demonstrating, in reasonable detail, compliance with the covenants set forth in Sections 6.11 and 6.12 and setting forth, as of the dates of the financial statements, the computation of Consolidated Net Tangible Assets (as defined in the Indenture), (ii) certifying that to the best knowledge of such Financial Officer no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (iii) setting forth any change since the date hereof, or the last date such a certificate was delivered, in the information set forth on Schedule 3.15 and
(iv) describing any applicable material change in GAAP reflected in such financial statements and not reflected in any financial statements previously delivered and setting forth in reasonable detail the results thereof.

                  (e) Promptly upon receipt, copies of all financial or other information concerning Equistar that has been publicly filed by Equistar with the Securities and Exchange Commission or another Governmental Authority.

                  (f) Promptly, from time to time, such other information regarding this Agreement, the other Loan Documents or the affairs, operations or condition (financial or otherwise) of Millennium, any Borrower or Subsidiary or Equistar as any Lender may reasonably request and which is susceptible of being obtained, produced or generated by any of them or of which any of them has knowledge.

                  SECTION 5.06. Litigation and Other Notices. Give each Lender prompt written notice upon learning of the following:

                  (a) the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans, or having the effect of invalidating any provision of this Agreement or any other Loan Document or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                  (b) the filing or commencement of any action, suit or proceeding against Millennium or any Borrower or Subsidiary, whether at law or in equity or by or before any Governmental Authority or any arbitrator, as to which action, suit or proceeding there is a reasonable possibility of an adverse determination and which, if determined adversely to Millennium or any Borrower or Subsidiary, would result in a Material Adverse Effect; and

                  (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                  SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA, except where noncompliance would not result in a Material Adverse Effect,

55

and (b) furnish to the Administrative Agent and each Lender as soon as possible, and in any event within 30 days after any Responsible Officer (other than any assistant secretary or assistant treasurer) of Millennium or Millennium America obtains knowledge thereof, (i) a statement of a Financial Officer setting forth details as to any Reportable Event that has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Millennium, any Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $20,000,000 and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) a copy of any notice that Millennium, any Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) a statement of a Financial Officer setting forth details as to any failure to make a required installment or other payment with respect to a Plan and the action proposed to be taken with respect thereto, together with a copy of any notice of such failure given to the PBGC, and (iv) a copy of each notice received from the sponsor of a Multiemployer Plan concerning (A) the imposition of any Withdrawal Liability in an amount exceeding $10,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, which, in each case, is expected to result in an increase in annual contributions of Millennium, any Borrower or any Subsidiary to such Multiemployer Plan in an amount exceeding $5,000,000.

                  SECTION 5.08. Access to Premises and Records. Maintain financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Lenders to have access to such financial records and the premises of Millennium, any Borrower or any Subsidiary at reasonable times and to make such excerpts from such records as such representatives deem necessary in connection with their evaluation of the ability of Millennium and the Borrower to repay the Loans and perform their other obligations under the Loan Documents. Each Lender agrees to keep all information obtained by it pursuant to this Section confidential except to the extent that (i) disclosure of such information has been requested by any bank regulatory authority to which it is subject or counsel for such Lender advises that disclosure of such information should be made pursuant to applicable law, regulations, subpoena, judicial process or the like to which it is subject or to its counsel or auditors or in any legal proceeding arising out of this Agreement or any other Loan Document,
(ii) such information is or becomes publicly available other than by such Lender's breach of this Section, (iii) such information becomes available to such Lender from a third party which, by making such information available, has not breached, to such Lender's knowledge, any obligation of confidentiality it may owe or (iv) such information is made available by such Lender to any of its Affiliates or to any permitted assignees or transferees that need to know such information in connection with this Agreement or any other Loan Document and agree to be bound by the confidentiality provisions of this Section and to use such information only in connection with this Agreement and the other Loan Documents.

                  SECTION 5.09. Use of Proceeds and Letters of Credit. Use the proceeds of Borrowings and Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.10. Covenants Relating to Collateral. (a) Millennium will, and will cause each Subsidiary (other than any Subsidiary not required to do so under the definition of "Collateral Requirement") to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties. Millennium also agrees to provide to the Administrative Agent from

56

time to time upon request evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) Millennium will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Millennium agrees not to effect or permit any change referred to in the preceding sentence unless all filings under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral have been made (or, in the case of any change in the location of any office in which a Loan Party maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located, are made within 30 days after such change). Millennium also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, Millennium shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of Millennium (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 12 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.11. Compliance with Laws. Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority applicable to it or any of its property, business, operations or transactions to the extent noncompliance (i) would result in (i) a Material Adverse Effect or
(ii) could reasonably be expected to result in a Default or an Event of Default.

                  SECTION 5.12. Environmental Compliance. Comply with all Environmental and Safety Laws, except where the failure so to comply would not result in a Material Adverse Effect, and provide prompt written notice to the Lenders following the receipt of any notice of any violation of any Environmental and Safety Laws from any Federal, state or local Governmental Authority charged with enforcing such Environmental and Safety Laws which would result in a Material Adverse Effect.


                                   ARTICLE VI

                               Negative Covenants

                  Millennium covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees, any reimbursement obligations in respect of LC Disbursements or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in

57

writing, it will not and will not cause or permit any of the Borrowing Subsidiaries or other Subsidiaries, either directly or indirectly, to:

                  SECTION 6.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

                  (a)  Liens created under the Security Documents.

                  (b) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other social security benefits;

                  (c) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

                  (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which Millennium America, Millennium or a Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

                  (e) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which Millennium America, Millennium or a Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

                  (f) (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) and (ii) licenses or leases of patents, copyrights, trademarks, tradenames and other intellectual property, which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (g) Liens upon any real property, plant and equipment acquired, constructed or improved by Millennium America, Millennium or any Subsidiary which are created or incurred within 185 days of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, including carrying costs (but no other amounts); provided that any such Lien shall not apply to any other property of Millennium America, Millennium or any Subsidiary;

                  (h) Liens on property existing at the time such property is acquired by Millennium America, Millennium or a Subsidiary or on property of any person at the time such person becomes a Subsidiary; provided that such Liens were not created in contemplation of the acquisition by Millennium America, Millennium or such Subsidiary of such property or of such person becoming a Subsidiary;

58

                  (i) Liens on the property or assets of any Subsidiary of Millennium America or Millennium, as the case may be, in favor of Millennium America, Millennium or any other Subsidiary;

                  (j) Liens on accounts receivable deemed to arise in connection with any Securitization Transaction not prohibited by any other provision of this Agreement;

                  (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (i) above; provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

                  (l) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings;

                  (m) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Millennium America, Millennium and their respective Subsidiaries;

                  (n) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited hereunder;

                  (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (p) Liens on assets (other than Collateral) securing up to US$50,000,000 of permitted obligations of Millennium and the Subsidiaries; provided, that the incurrence of such secured Indebtedness does not reduce the amount of the Indenture Basket;

                  (q) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 6.03(e) and Sections 6.08(a)(iv) and (v); and

                           (r) Liens, if any, that are deemed to exist pursuant to (i) any first offer obligation of Millennium or right of first refusal of the partners of Equistar as provided for in the Equistar Limited Partnership Agreement and the Equistar Parent Agreement, or
         (ii) any first offer obligation of Millennium or right of first refusal of the partners of La Porte as provided for in the La Porte Methanol Limited Partnership Agreement and the LaPorte Parent Agreement;

provided that none of the foregoing exceptions shall permit Millennium America, Millennium or any Material Subsidiary to incur, create, assume or permit to exist any consensual Lien on the capital stock owned by it of any Subsidiary.

                  SECTION 6.02. Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person (other than Millennium or a Subsidiary) whereby it shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, without the consent of the Required Lenders, except sale and leaseback transactions in an amount not to exceed $50,000,000; provided, that the consideration received for the sale of such assets is at least equal to the then-current fair market value of such assets. For purposes of the foregoing, the value of each such sale and leaseback transaction shall (except as Millennium and the Required Lenders shall otherwise agree) be deemed to be (a) the price at which the







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59

property pertaining thereto is sold or transferred to the lessor thereof or (b) (if higher than (a) and if the relevant lease or leases represent Capitalized Lease Obligations) the balance sheet value of such lease or leases.

                  SECTION 6.03. Subsidiary Indebtedness and Preferred Stock. In the case of the Subsidiaries (other than Millennium America), incur, create, assume, issue or permit to exist any Indebtedness or Preferred Stock, except:

                  (a)  Indebtedness under the Loan Documents;

                  (b) Indebtedness or Preferred Stock of any Subsidiary issued to or held by Millennium or any other Subsidiary;

                  (c) Indebtedness consisting of reimbursement obligations in respect of the Designated Letters of Credit;

                  (d) other Indebtedness of Domestic Subsidiaries in an aggregate principal amount not to exceed US$50,000,000 minus the aggregate amount of all Indebtedness of Millennium and Millennium America secured by Liens permitted by Section 6.01(p); and

                  (e) other Indebtedness of Foreign Subsidiaries (which shall not be guaranteed by Millennium America, any other Borrowing Subsidiary or any Domestic Subsidiary) in an amount at any time not to exceed $100,000,000 minus the aggregate amount outstanding under Securitization Transactions at such time.

                  SECTION 6.04. Domestic Account Receivable Securitization Transactions. Sell, pledge, hypothecate or otherwise transfer accounts receivable of Millennium, Millennium America or any other Domestic Subsidiary.

                  SECTION 6.05. Consolidations, Mergers, Sales of Assets. (a) Consolidate with or merge into any other person, or permit another person to merge into it, except that, so long as at the time thereof and immediately after giving effect thereto no Event of Default or Default has occurred and is continuing, any Subsidiary (other than Millennium America, Millennium GP or Millennium LP) may be merged, liquidated or dissolved into Millennium America or another wholly owned Subsidiary (except that no Domestic Subsidiary shall be merged into or consolidated with a Foreign Subsidiary).

                  (b) Sell, lease, transfer or assign to any person or otherwise dispose of (whether in one transaction or a series of transactions) assets representing all or substantially all the assets of Millennium and its Subsidiaries taken as a whole (whether now owned or hereafter acquired).

                  (c) Sell, lease, transfer or assign to any person (other than to Millennium or a Subsidiary) or otherwise dispose of assets (other than loans or exchanges of inventory, spare parts and equipment in the ordinary course of business), whether now owned or hereafter acquired, other than for consideration at least 75% of which consists of cash or cash equivalents, except that in the event all the Equity Interests in Equistar owned directly or indirectly by Millennium shall be sold, a portion of the consideration for such sale may consist of an assumption by the purchaser of the obligations of Millennium America under the Equistar Guarantee. For purposes of this Section 6.05(c), cash shall be deemed to include securities received by Millennium or any Restricted Subsidiary (as defined in the Indenture) from the transferee that are converted, sold or exchanged within 30 days of receipt by Millennium or such Restricted Subsidiary into cash to the extent of the cash received.

                  (d) In the case of Millennium or any Domestic Subsidiary, sell or transfer any assets (other than (i) sales or transfers in the ordinary course of business and (ii) other sales and






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60

transfers of assets with an aggregate fair market value for all such sales and transfers not to exceed US$2,000,000 annually) or any Equity Interests in any Subsidiary or in Equistar, to any Foreign Subsidiary or subsidiary of a Foreign Subsidiary.

                  SECTION 6.06. Transactions with Affiliates. Sell or transfer any assets to, or purchase or acquire any assets of, or otherwise engage in any material transaction with, any Affiliate except upon fair and reasonable terms no less favorable to it than it could obtain or could become entitled to in an arm's-length transaction with a person that was not an Affiliate; provided that this Section shall not apply to (a) transactions between Millennium America or Millennium and any wholly owned Subsidiary or between wholly owned Subsidiaries,
(b) sales, pledges, hypothecations or other transfers, dispositions or Liens on accounts receivable of any Foreign Subsidiary, in each case to or in favor of any special purpose entity that is an Affiliate, in connection with any Securitization Transaction, (c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other incentive compensation plans approved by the Board of Directors of Millennium or (d) the payment of reasonable fees to, and indemnity provided on behalf of, directors, officers and employees of Millennium and its Subsidiaries. Notwithstanding any of the foregoing, for purposes of this Section 6.06 only, Equistar shall not be considered an Affiliate of Millennium.

                  SECTION 6.07. Limitation on Dividends and Distributions; Certain Payments of Indebtedness. (a) In the case of Millennium, declare or pay, directly or indirectly, any dividend (except, so long as no Default or Event of Default shall have occurred and be continuing at the time of the declaration thereof, quarterly cash dividends in per share amounts, appropriately adjusted for stock splits and dividends and similar events, not greater than those paid by Millennium during its fiscal year ended December 31, 2000) or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, except for purchases from employees of shares issued under Millennium's employee incentive plans.

                  (b) Make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) the payment or prepayment of Indebtedness under the Loan Documents;

                  (ii) scheduled or mandatory interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of any Indebtedness subordinated in right of payment to the Obligations to the extent prohibited by the subordination provisions of such Indebtedness;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing, voluntary prepayments or redemptions of any Indebtedness, other than Indebtedness subordinated in right of payment to the Obligations; and

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, to the extent such sale or transfer is permitted hereunder.

                  SECTION 6.08. Dividend Restrictions Affecting Subsidiaries. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction







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61

on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its capital stock to Millennium America or Millennium, or (b) pay any Indebtedness owed to Millennium America or Millennium, as the case may be, or a Subsidiary, except (i) any encumbrance or restriction with respect to a Subsidiary that is not a Subsidiary on the date hereof in existence at the time such person becomes a Subsidiary and not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (ii) restrictions on the ability of DR Insurance Company to pay dividends or make distributions under the Plan of Voluntary Liquidation and Dissolution of DR Insurance Company dated as of December 12, 2000, (iii) restrictions under the La Porte Methanol Limited Partnership Agreement, (iv) restrictions on the ability of KIC Ltd. to pay dividends and distribute its surplus assets under the Certificates of Interest in Surplus Assets dated on or about June 30, 1993, (v) any encumbrance or restriction existing under or by reason of indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity, (vi) encumbrances existing under the Senior Unsecured Notes Indenture and the Senior Unsecured Notes and (vii) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, so long as such encumbrances or restrictions are not applicable to any Person (or its property or assets) other than such joint venture or a subsidiary thereof.

                  SECTION 6.09. Maintenance of Borrowing Subsidiaries as Subsidiaries. Permit any Borrowing Subsidiary to cease to be a Subsidiary; provided that this Section shall not prohibit any merger of a Borrowing Subsidiary (other than Millennium America) into Millennium or Millennium America.

                  SECTION 6.10. Equistar Guarantee. (a) Permit the principal amount guaranteed under the Equistar Guarantee at any time to exceed US$750,000,000.

                  (b) Permit the terms and conditions of the Equistar Guarantee to be modified without the consent of the Required Lenders; provided that (i) the Equistar Guarantee may be terminated or released without the consent of the Required Lenders and (ii) the Equistar Guarantee may be amended to be a Guarantee in favor of Equistar or the Equistar partners rather than a Guarantee in favor of the lenders under the Equistar Credit Agreement; provided that the Equistar Guarantee shall remain a guarantee of collection on terms (including the conditions required to be satisfied before any claim may be made by the beneficiaries thereof) not less favorable to Millennium America or its subsidiaries than those in effect on the date hereof.

                  (c) Enter into or permit to exist any Guarantee of obligations of Equistar other than the Equistar Guarantee.

                  SECTION 6.11. Leverage Ratio. Permit the Leverage Ratio of Millennium and its Subsidiaries on a consolidated basis at any time during any period set forth below to be in excess of the ratio set forth below opposite such period:

                                Period                                 Ratio
           ------------------------------------------------- ---------------------------
           June 30, 2001 through December 31, 2001                  5.00 to 1.00
           ------------------------------------------------- ---------------------------
           January 1, 2002 through December 31, 2002                4.75 to 1.00
           ------------------------------------------------- ---------------------------
           January 1, 2003 through December 31, 2003                4.25 to 1.00
           ------------------------------------------------- ---------------------------
           January 1, 2004 and thereafter                           4.00 to 1.00
           ------------------------------------------------- ---------------------------

                  SECTION 6.12. Interest Coverage Ratio. Permit the Interest Coverage Ratio of Millennium and its Subsidiaries for any period of four consecutive fiscal quarters ending during a period set forth below to be less than the ratio set forth opposite such period below:

62

                                       Period                       Ratio
           -------------------------------------------------- --------------------------
           June 30, 2001 through December 31, 2001                  2.25 to 1.00
           -------------------------------------------------- --------------------------
           January 1, 2002 through December 31, 2002                2.50 to 1.00
           -------------------------------------------------- --------------------------
           January 1, 2003 through December 31, 2003                2.75 to 1.00
           -------------------------------------------------- --------------------------
           January 1, 2004 and thereafter                           3.00 to 1.00
           -------------------------------------------------- --------------------------


                                   ARTICLE VII

                                Events of Default

                  In case of the happening of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder or under any Borrowing Subsidiary Agreement or any representation, warranty or statement made or deemed made in any report, certificate, financial statement or other instrument or agreement furnished in connection with any Loan Document or in connection with the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

                  (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount under this Agreement when and as the same shall become due and payable, and such default shall continue for a period of three Business Days;

                  (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement contained in
         Section 5.01, 5.06 or 5.09 or in Article VI; (ii) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.05, which default referred to in this clause (ii) shall continue for a period of five days or (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of Millennium, any Borrower or any Subsidiary pursuant to the terms of any Loan Document, which default referred to in this clause
         (iii) shall continue for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the applicable Borrower;

                  (e) Millennium, any Borrower or any Material Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Millennium, any Borrower or any Material Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

63

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Millennium, any Borrower or any Material Subsidiary or of a substantial part of the property or assets of Millennium, any Borrower or any Material Subsidiary, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Millennium, any Borrower or any Material Subsidiary or for a substantial part of the property or assets of Millennium, any Borrower or any Material Subsidiary or (iii) the winding up or liquidation of Millennium, any Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (g)(i) default shall be made or another event shall occur with respect to any Indebtedness of Millennium, any Borrower or any Subsidiary if the effect of any such default or other event shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without the giving of notice or lapse of time or both), such Indebtedness in an aggregate amount in excess of $50,000,000 (provided, however, that a default (other than a payment default) under any Indebtedness of a person existing at the time such person (other than Millennium America or a Subsidiary existing on the Closing Date) becomes a Subsidiary (and not incurred in connection with, or in contemplation of, such person becoming a Subsidiary) ("Acquired Indebtedness") that would otherwise constitute a Default under this clause (g)(i) arising out of such person's becoming a Subsidiary shall not constitute an Event of Default under this clause (g)(i) unless and until (x) the earlier of (A) the date 180 days after such person shall have become a Subsidiary and (B) the date any holder of the Acquired Indebtedness, or any representative acting on behalf of such holder, shall exercise any remedies available to such holder as a result of such default and (y) such default shall not have been cured (whether by payment or otherwise) by the earlier of the expiration of such 180-day period or the date five Business Days after any acceleration in respect of such default); or (ii) any amount of principal of or interest on any Indebtedness of Millennium, any Borrower or any Subsidiary in an aggregate principal amount in excess of $50,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness); or (iii) without limiting the rights of the Lenders under clauses (g)(i) and (g)(ii) above, Millennium, any Borrower or any Subsidiary shall default in the payment of principal of any Indebtedness, which principal, individually or in the aggregate with other defaulted principal, shall be in excess of $15,000,000, when due and payable (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness), or the principal of such Indebtedness in excess of $15,000,000 shall be declared due and payable prior to the date on which it would otherwise be due and payable and such acceleration shall not have been rescinded or annulled, or such accelerated Indebtedness shall not have been discharged, within five Business Days of such acceleration;

                  (h) (A) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in a Material Adverse Effect and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.07, the Administrative Agent shall have notified the applicable Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, for the appointment by the appropriate United States District

64

         Court of a trustee to administer such Plan or Plans or for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or (B) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or the PBGC shall institute proceedings to terminate any Plan or Plans and such appointment or termination proceedings could reasonably be expected to result in a Material Adverse Effect;

                  (i) (i) Millennium, any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) Millennium, such Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not, in fact, contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid by Millennium, such Borrower and its ERISA Affiliates to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 in any year;

                  (j) Millennium, any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Millennium, any Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000;

                  (k) one or more judgments for the payment of money (not reimbursed by insurance policies of Millennium, any Borrower or any Subsidiary) in excess of $20,000,000 in the aggregate shall be rendered by a court or other tribunal against Millennium, any Borrower or any Subsidiary and shall remain undischarged for a period of 30 consecutive days during which the execution of such judgments shall not have been stayed effectively or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Millennium, any Borrower or any Subsidiary to enforce any such judgment;

                  (l) Millennium shall cease to own directly or indirectly 100% of the then- outstanding voting stock of Millennium America (except upon a merger of Millennium America and Millennium), in each case free and clear of any Liens (other than as permitted by Section 6.01);

                  (m) there shall have occurred a Change of Control;

                  (n) the guarantee of Millennium or Millennium America, as the case may be hereunder shall not be (or shall be claimed by any Loan Party not to be) valid and in full force and effect; or

                  (o) any Lien purported to be created under any Security Document with respect to any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on such Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (iii) as provided in Section 10.14.

65

then, and in any such event (other than an event with respect to Millennium or any Borrower described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, or at the written direction of the Required Lenders shall, by written or telecopied notice to Millennium America, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans so declared due and payable, together with accrued interest and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Millennium and each Borrower, anything contained herein to the contrary notwithstanding and (iii) exercise such other remedies as shall be available to it under any of the Loan Documents; provided, however, that, in the event of a default with respect to Millennium or any Borrower described in paragraph (e) or
(f) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Millennium and each Borrower, anything contained herein to the contrary notwithstanding.

                                  ARTICLE VIII

                                     Agents

                  Each of the Lenders irrevocably authorizes each Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to such Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents selected and appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through Affiliates or its or its Affiliates' employees. The exculpatory provisions of the following paragraphs shall apply to any such sub-agent, to the Affiliates of each Agent and any such sub-agent and to the directors, officers and employees of each Agent, any such sub-agent and their respective Affiliates.

                  The Administrative Agent is hereby expressly authorized and directed by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement.

                  Neither Agent, and none of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by it or them hereunder or in connection herewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or wilful misconduct. Each Lender acknowledges that it has decided to enter into this Agreement and to extend the Loans hereunder based on its own analysis of the creditworthiness of the Borrowers and agrees that neither Agent shall bear any responsibility for such creditworthiness.

66

                  Neither Agent shall be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of any Loan Document or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any other agreements on the part of any Borrower or other Loan Party and, without limiting the generality of the foregoing, each Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to any Loan Document as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype or telecopy message, statement, order or other document which it reasonably believes to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that each Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party and engage in other transactions with Millennium, any Subsidiary or any Affiliate of the foregoing as though it were not the agent of the Lenders hereunder.

                  Each Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. Each Agent may exercise any of its powers and rights and perform any duty under this Agreement through agents, bailees or attorneys.

                  The Lenders shall, ratably in accordance with the amounts of their outstanding Term Loans, Revolving Exposures and unused Commitments at the time of demand for indemnification hereunder by either Agent, indemnify such Agent, in its capacity as agent on behalf of the Lenders (to the extent not reimbursed by the Borrowers pursuant to the terms hereof and without limiting the obligations of the Borrowers to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as results from such Agent's gross negligence or wilful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder. For purposes of this paragraph, each reference to an Agent shall be deemed to include the Swingline Lender and each Issuing Bank.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and Millennium. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank having an office (or an Affiliate with an office) in New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders or, where required, all the Lenders.

67


                  The Lender identified on the cover page of this Agreement as "Syndication Agent" shall have no duties or responsibilities under this Agreement other than those applicable to it as a Lender.


                                   ARTICLE IX

                                    Guarantee

                  In order to induce the Lenders to extend credit hereunder, each Guarantor hereby irrevocably and unconditionally guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

                  Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or the other Guarantor of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower or the other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrower or the other Guarantor.

                  Each Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower, the other Guarantor or any other person.

                  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or any Borrower as a matter of law or equity.

                  Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or Lender upon the bankruptcy or reorganization of any Borrower or the other Guarantor or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against either Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall

68



become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. Each Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of the Administrative Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, such Guarantor shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

                  Upon payment by either Guarantor of any Obligations, each Lender shall, in a reasonable manner, assign the amount of the Obligations owed to it and so paid to such Guarantor, such assignment to be in the amount of such payment of the claim and to the extent to which the Obligations in question were discharged by such Guarantor, or make such disposition thereof as such Guarantor shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

                  Upon payment by either Guarantor of any sums as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Lenders.


                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Notices. Except as specifically provided elsewhere herein, notices and other communications provided for herein shall be in writing and shall be delivered, mailed or sent by e-mail or telecopy addressed:

                  (a) if to Millennium America or Millennium, in all cases to it at

                                   Millennium Chemicals Inc.
                                   230 Half Mile Road
                                   Red Bank, New Jersey 07701
                                   e-mail: jlushefski@millenniumchem.com
                                   Telecopy:  (732) 933-5295

                                   Attention of John Lushefski, CFO

                  with a copy to

                                   Millennium Chemicals Inc.
                                   230 Half Mile Road
                                   Red Bank, New Jersey 07701
                                   e-mail: bcarmean@millenniumchem.com
                                   Telecopy:  (732) 933-5270

                                   Attention of C. William Carmean, Esq.

                  (b) if to the Administrative Agent, in all cases to it at

69


                                   The Chase Manhattan Bank
                                   Loan and Agency Services Group
                                   One Chase Manhattan Plaza,
                                   8th Floor
                                   New York, NY 10081
                                   e-mail:  jacqueline.reid@chase.com
                                   Telecopy:  (212) 552-5777

                                   Attention of Jacqueline Reid
                                                Re: Millennium America Inc.

                       with a copy to

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   38th Floor
                                   New York, New York 10017
                                   e-mail:  lawrence.palumbo@chase.com
                                   Telecopy: (212) 270-7939

                                   Attention of Lawrence Palumbo
                                                Re: Millennium America Inc.

                  (c) if to any Issuing Bank, in all cases to it at (i) in the case of Chase, the address of the Administrative Agent set forth above, and (ii) in the case of any other Issuing Bank, the address set forth in the Issuing Bank Agreement executed by such Issuing Bank;

                  (d) if to the Swingline Lender, in all cases to it at the address of the Administrative Agent set forth above;

                  (e) if to any Lender, in all cases to it at its address as set forth in Schedule 10.01 or as it shall subsequently specify in writing to Millennium and the Administrative Agent.

                  Each Borrowing Subsidiary hereby irrevocably appoints Millennium as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement and hereby agrees that it shall be bound by any such notice or action given or taken by Millennium hereunder or thereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein or therein shall have theretofore been terminated.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent, mailed or e-mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Copies of all notices delivered to the Administrative Agent (other than any notice relating solely to the Administrative Agent) hereunder shall be delivered to the applicable Lenders by such Administrative Agent.

                  SECTION 10.02. No Waivers; Amendments. (a) No failure or delay of the Administrative Agent or Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any









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70


abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. Except as may be otherwise expressly provided herein, no waiver of any provision of this Agreement nor any consent to any departure by any Borrower or Millennium therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Administrative Agent on behalf of the Required Lenders (unless otherwise specified herein), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or Millennium in any case shall entitle such Borrower or Millennium to any other or further notice or demand in similar or other circumstances.

                  (b) None of this Agreement, any other Loan Document or any exhibit or schedule hereto or thereto may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and Millennium and by the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount or currency of, or extend or advance the maturity of or any date for the payment of any scheduled installment of principal of or interest on, any Loan or LC Disbursement, or the amount or any date for the payment of any Fee, or waive or excuse any such payment or any part thereof, or reduce the rate of interest on any Loan, or reduce any Fee, without the written consent of each Lender affected thereby, (ii) change any Commitment of any Lender without the prior written consent of such Lender, (iii) change Sections 2.18 or 2.19 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (iv) amend or modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, respectively, (v) release the guarantee by Millennium or Millennium America of the Obligations without the written consent of each Lender, (vi) release a material portion of the Collateral from the Liens of the Security Documents without the written consent of each Lender except as expressly provided in
Section 10.14, or (vii) amend or modify the definition of "Required Lenders",
Section 2.19 Article IX, this Section 10.02 or Section 10.06 without the prior written consent of each Lender; provided further that the consent of a majority in interest of the Lenders with Loans or Commitments of any Class will be required with respect to amendments or waivers that by their terms adversely affect the rights of such Lenders in a manner different from that in which they affect Lenders with Loans or Commitments of any other Class. Any amendment or modification effected in accordance with this paragraph will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

                  SECTION 10.03. Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  (b) Each of the Borrowers and Millennium irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any other document contemplated hereby, irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the Borrowers and Millennium agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (b) above brought in any such court shall be conclusive and

71


binding upon Millennium or such Borrower and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which Millennium or such Borrower is or may be subject) by a suit upon such judgment.

                  (d) Each of the Borrowers and Millennium consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (b) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of Millennium or such Borrower, as the case may be, set forth or referred to in Section 10.01. Each of the Borrowers and Millennium agrees that such service (i) shall be deemed in every respect effective service of process upon Millennium or such Borrower, as the case may be, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Millennium or such Borrower, as the case may be.

                  (e) Nothing in this Section shall affect the right of the Administrative Agent or Lender to serve process in any manner permitted by law, or limit any right that the Administrative Agent or Lender may have to bring proceedings against Millennium or any Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  (f) Each Borrowing Subsidiary hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each Borrowing Subsidiary hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (g) To the extent that any Borrowing Subsidiary has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrowing Subsidiary hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under its Borrowing Subsidiary Agreement and this Agreement.

                  (h) Each Borrowing Subsidiary hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

                  SECTION 10.04. Expenses; Indemnity. (a) Millennium America agrees to pay all reasonable out-of-pocket expenses incurred by the Agents, the Syndication Agent, the Swingline Lenders, each Issuing Bank and the Lenders, as the case may be, in connection with (i) the syndication of the facilities established by this Agreement and the preparation, execution and delivery of this Agreement and the other Loan Documents (whether or not the transactions hereby or thereby contemplated shall be consummated), (ii) the making of the Loans hereunder, the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, the enforcement of the rights of the Lenders or the Agents in connection with this Agreement and the other Loan Documents and the protection of the rights of the Lenders thereunder, including in any workouts or similar negotiations, (iii) any action which may be instituted by any person against the Lenders or the Agents in respect of the foregoing or as a result of any transaction, action or nonaction arising from the foregoing and (iv) the preparation of any amendments to or waivers of this Agreement and the other Loan Documents, including, in the case of (i), (ii),
(iii) and (iv), the reasonable fees, disbursements and other charges of Cravath,

72

Swaine & Moore, counsel for the Agents, and, in the case of (iii) above, separate counsel for each Lender which, based on the opinion of its counsel, has legal defenses available to it which are different from or in addition to those available to another Lender; provided, however, that in no event shall Millennium America be liable for such fees, disbursements or other charges of more than one counsel for all similarly situated Lenders. Millennium America agrees to indemnify the Agents, the Syndication Agent, the Swingline Lender, the Issuing Banks, the Lenders and their respective Affiliates from and hold them harmless against any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document. Millennium America agrees to pay all reasonable out-of-pocket expenses (including reasonable counsel fees, charges and expenses, which shall include the reasonable and non-duplicative allocated costs of internal counsel) and liabilities including those resulting from any litigation or other proceedings (regardless of whether any such person is a party thereto) incurred by any Lender or Agent, the Syndication Agent, the Swingline Lender or any Issuing Bank in connection with the enforcement of its rights under this Agreement or any other Loan Document or with the Loans made or the Letters of Credit issued hereunder or thereunder; provided that no such person will be indemnified for its gross negligence or wilful misconduct. The obligations of the Borrowers under this Section shall survive the termination of this Agreement or any other Loan Document and/or the payment of the Loans.

                  (b) Millennium America agrees to indemnify each Lender, the Agents, the Syndication Agent, the Swingline Lender, each Issuing Bank, each Affiliate of any of the foregoing and their respective directors, officers, employees, trustees, investment advisors, agents and controlling persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees and expenses, incurred by or asserted against such Indemnitee arising out of, in any way in connection with, or as a result of, (i) this Agreement or any of the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby, (ii) any actual or alleged presence or release of hazardous materials or other environmental, health and safety matters relating to Millennium or any of its Subsidiaries or any of their current or former properties or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, apply to any such losses, claims, damages, liabilities or related expenses arising from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Lenders or the Agents. All amounts due under this Section shall be payable on written demand therefor.

                  SECTION 10.05. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrowers and Millennium herein or in any certificate or other instrument delivered by the Borrowers or Millennium or on their behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrowers and Millennium, severally and not jointly, hereunder. The right of each Lender to receive payments pursuant to Sections 2.15, 2.17, 2.21, 2.23, 10.04 and 10.13 shall survive the termination of this Agreement and the repayment of the Loans.

73

                  SECTION 10.06. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Banks (including any Affiliate of any Issuing Bank that issues any Letter of Credit), the Administrative Agent, the Syndication Agent and their respective successors and assigns. Neither Millennium nor any Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders.

                  (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments (and the Loans at the time owing to it)); provided, however, that
(i) except in the case of an assignment by a Lender to a Lender Affiliate of such Lender or to another Lender and so long as no Event of Default has occurred and is continuing, Millennium America (and, in the case of an assignment of a Revolving Commitment), the Swingline Lender and each Issuing Bank must consent to such assignment in writing (which consent may not be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or Lender Affiliate or in the case of an assignment of the assigning Lender's total Revolving Commitment, the aggregate amount of the Commitments of the assigning Lender subject to any such assignment shall not be less than $2,000,000 (or any other smaller amount agreed upon by the Administrative Agent and Millennium), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with simultaneous assignments by a Lender to Lender Affiliates). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be (unless waived by the Administrative Agent) at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto, and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assignor's rights and obligations under this Agreement, the assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21, 2.23, 10.04 and 10.13 as well as to any interest and Fees accrued for its account hereunder and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assignor and the assignee thereunder shall be deemed to confirm to and agree with each other and the Borrowers as follows: (i) such assignor warrants that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim; (ii) except as set forth in clause (i) above, the assignor makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of Millennium or any Borrower or the performance or observance by Millennium or any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements described in Section 3.06 or the most recent financial statements delivered pursuant to Section 5.05, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the assignor and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such actions as agents on its behalf and to exercise such powers








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74


under this Agreement, as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will, to the extent of the interest assigned to it, perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by the Lenders.

                  (d) Each Borrower and Millennium agrees that each Lender may without the consent of such Borrower or Millennium sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Commitment or Revolving Commitment and the same portion of the Term Loans or Revolving Loans owing to it) and each Borrower agrees that any purchaser of a participation in such Loans so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by any Borrower to such purchaser as fully as if such purchaser were a Lender acquiring such Loans hereunder in the amount of such participation; provided, however, that (i) such selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the applicable Borrowers for the performance of its obligations hereunder, (iii) the participating lenders or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17, 2.21, 2.23, 10.04 and 10.13 to the same extent as if they were such Lender; provided that a participant shall not be entitled to receive any greater payment under Section 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Millennium's prior written consent and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Millennium or the applicable Borrower relating to the Loans and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to fees payable hereunder or an increase in the amount of principal of or a decrease in the rate at which interest is payable on the Loans, or an extension of the dates fixed for payments of principal of or interest on the Loans or payments of fees).

                  (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Millennium, the Borrowers or the Subsidiaries furnished to the Lenders (including pursuant to Section 5.08) by or on behalf of Millennium, the Borrowers or the Subsidiaries, as applicable; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to Millennium, any Borrower or any Subsidiary received from the Lenders.

                  (f) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amounts of the Loans owing to, each Lender and the participating interest of each Lender in any Letter of Credit pursuant to the terms hereof (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error. No assignment of Commitments or Loans hereunder shall be effective until recorded in the Register, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Millennium and the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

                  (g) (i) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve








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75

Bank to secure extensions of credit by such Federal Reserve Bank to such Lender or (ii) any Lender which is a fund may pledge all or any portion of its Loans to its trustee in support of its obligations to its trustee; provided that no such assignment or pledge under (i) or (ii) above shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or trustee for such Lender as a party hereto.

                  SECTION 10.07. Right of Setoff. (a) Upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time, without notice to Millennium or the applicable Borrower (any such notice being expressly waived by Millennium or such Borrower), to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of Millennium or the applicable Borrower against any and all the obligations of Millennium or the applicable Borrower, now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.

                  (b) Each Lender agrees promptly to notify the Administrative Agent and Millennium or the applicable Borrower after any such setoff and application; provided, however, that the failure to give any such notice shall not affect the validity of such setoff and application.

                  (c) Upon the insolvency or bankruptcy of any Lender, the applicable Borrower is hereby authorized, in addition to any other right or remedy that it may have by operation of law or otherwise, at any time and from time to time, to exercise a right of setoff and apply any and all amounts due and owing it from such Lender to or for the account of such Borrower against amounts due from such Borrower to such Lender. Any such setoffs may be made only against payments due to such insolvent or bankrupt Lender, when and as the same become due, and no setoff may be made against any amount due and payable to any other Lender. No Borrower may exercise any right of setoff with respect to all or any portion of deposits which are insured by the Federal Deposit Insurance Corporation.

                  SECTION 10.08. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.09. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 10.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereon and hereon were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Administrative Agent.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS






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76


REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.12. Entire Agreement. This Agreement, the other Loan Documents, any agreements with respect to Issuing Bank Fees as contemplated by Section 2.08(b)(ii) and the fee letter agreement referred to in Section 2.08(c) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and such Letter agreements. Nothing in this Agreement, the other Loan Documents or such letter agreements expressed or implied, is intended to confer upon any party other than the parties hereto and thereto and Indemnities referred to in Section 10.04(b) any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents.

                  SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; and if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 10.14. Release of Liens. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if Millennium shall request the release under any Security Document of any Collateral to be sold or otherwise disposed of to a person other than Millennium or a Subsidiary in a transaction permitted under the terms of this Agreement (or any Collateral owned by a Subsidiary all the Equity Interests in or assets of which are to be so sold or disposed of in a transaction so permitted) and shall deliver to the Collateral Agent a certificate to the effect that such sale of other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition.

         (b) The Collateral Agent is hereby authorized and directed to take such actions as are reasonably requested by Millennium to terminate the Liens and security interests created by the Security Documents when all the Obligations have been paid in full, all Letters of Credit have been drawn in full or have expired and all the Commitments have been terminated.






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77


         (c) Without limiting the provisions of Section 10.04, Millennium America shall reimburse the Administrative Agent, the Collateral Agent and the Lenders for all costs and expenses, including attorney's fees and disbursements, incurred by any of them in connection with any action contemplated by this
Section 10.14.








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78



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                   MILLENNIUM AMERICA INC.,

                               by
                                 ------------------------------------
                                   Name:
                                   Title:


                                   MILLENNIUM INORGANIC CHEMICALS
                                    LIMITED,

                               by
                                 ------------------------------------
                                   Name:
                                   Title:


                                   MILLENNIUM CHEMICALS INC.,

                               by
                                 ------------------------------------
                                   Name:
                                   Title:


                                   THE CHASE MANHATTAN BANK,
                                   individually, as Administrative Agent and as Collateral Agent,

                               by
                                 ------------------------------------
                                   Name:
                                   Title:


                                   BANK OF AMERICA, N.A.,
                                   individually and as Syndication Agent,

                               by
                                 ------------------------------------
                                   Name:
                                   Title:

                                   [OTHER LENDERS]